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                                  EXHIBIT 2.4

                         Agreement and Plan of Merger




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                        AGREEMENT AND PLAN OF MERGER

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                              TABLE OF CONTENTS

ARTICLE I.
      Definition
            Section 1.01.  Definitions.....................................  1

ARTICLE II.
      The Merger
            Section 2.01.  TheMerger.......................................  6
            Section 2.02.  The Closing.....................................  6
            Section 2.03.  Effective Time..................................  6
            Section 2.04.  Charter of Surviving Corporation................  7
            Section 2.05.  Bylaws..........................................  7
            Section 2.06.  Directors of the Surviving Corporation..........  7
            Section 2.07.  Officers of the Surviving Corporation...........  7
            Section 2.08.  Conversion of Shares............................  7
            Section 2.09.  Exchange of Certificates Representing Shares....  9
            Section 2.10.  Adjustment of Exchange Ratios................... 11
            Section 2.11.  Dissenters' Rights.............................. 11
            Section 2.12.  Subsequent Actions.............................. 11

ARTICLE III.
      Representations and Warranties of the Targets and the Shareholder Group
            Section 3.01.  Organization and Good Standing; Qualification... 12
            Section 3.02.  Capitalization.................................. 12
            Section 3.03.  Corporate Records............................... 12
            Section 3.04.  Authorization and Validity...................... 13
            Section 3.05.  No Violation.................................... 13
            Section 3.06.  Consents........................................ 13
            Section 3.07.  Financial Statements............................ 13
            Section 3.08.  Liabilities and Obligations..................... 14
            Section 3.09.  Employee Matters................................ 14
            Section 3.10.  Employee Benefit Plans.......................... 16
            Section 3.11.  Absence of Certain Changes...................... 17
            Section 3.12.  Title; Leased Assets............................ 19
            Section 3.13.  Commitments..................................... 20
            Section 3.14.  Adverse Agreements.............................. 22
            Section 3.15.  Insurance....................................... 22
            Section 3.16.  Patents, Trademarks, Service Marks and
                             Copyrights.................................... 22
            Section 3.17.  Trade Secrets and Customer Lists................ 23
            Section 3.18.  Taxes........................................... 24
            Section 3.19.  Compliance with Laws............................ 25
            Section 3.20.  Finder's Fee.................................... 25
            Section 3.21.  Litigation...................................... 25
            Section 3.22.  Accuracy of Information Furnished............... 26
            Section 3.23.  Condition of Fixed Assets....................... 26
            Section 3.24.  Inventory....................................... 26

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            Section 3.25.  Books of Account................................ 26
            Section 3.26.  Corporate Name.................................. 26
            Section 3.27.  Distributions and Repurchases................... 27
            Section 3.28.  Suppliers....................................... 27
            Section 3.29.  Banking Relations............................... 27
            Section 3.30.  Ownership Interests of Interested Persons....... 27
            Section 3.31.  Investments in Competitors...................... 27
            Section 3.32.  Environmental Matters........................... 27
            Section 3.33.  Certain Payments................................ 28
            Section 3.34.  Solvency of Targets............................. 28

ARTICLE IV.
      Representations, Warranties and Covenants of the Shareholder Group
            Section 4.01.  Ownership of Shares............................. 28
            Section 4.02.  Shareholders' Capacity.......................... 29
            Section 4.03.  Investment Representations...................... 29
            Section 4.04.  Personal Holding Company; Control of Related
                             Businesses.................................... 29
            Section 4.05.  Ownership of Michaels Common Stock.............. 30
            Section 4.06.  Transfers of Target Common Stock................ 30

ARTICLE V.
      Representations and Warranties of Michaels
            Section 5.01.  Organization and Good Standing.................. 30
            Section 5.02.  Authorization and Validity...................... 30
            Section 5.03.  No Violation.................................... 30
            Section 5.04.  Finder's Fee.................................... 31
            Section 5.05.  Capital Stock................................... 31
            Section 5.06.  Accuracy of Information Furnished............... 31
            Section 5.07.  Eligibility to use Registration Statement on
                             Form S-3...................................... 31
            Section 5.08.  Trading Through NASDAQ-NMS...................... 31
            Section 5.09.  Enforcement Actions............................. 31

ARTICLE VI.
       Covenants
            Section 6.01.  Consummation of Agreement; Meetings of
                             Stockholders.................................. 32
            Section 6.02.  Business Operations............................. 32
            Section 6.03.  Access.......................................... 32
            Section 6.04.  Notification of Certain Matters................. 32
            Section 6.05.  Approvals of Third Parties...................... 33
            Section 6.06.  Employee Matters................................ 33
            Section 6.07.  Employee Benefit Plans.......................... 33
            Section 6.08.  Contracts....................................... 34
            Section 6.09.  Changes in Inventory............................ 34
            Section 6.10.  Capital Assets; Payments of Liabilities......... 34
            Section 6.11.  Mortgages, Liens and Guaranties................. 34

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            Section 6.12.  No Negotiation with Others...................... 34
            Section 6.13.  Distributions and Repurchases................... 35
            Section 6.14.  Requirements to Effect Mergers.................. 35
            Section 6.15.  Voting of Shares; Irrevocable Proxy............. 35
            Section 6.16.  Accounting Treatment............................ 36
            Section 6.17.  Accounts Payable................................ 36
            Section 6.18.  Combined Financial Statements................... 36

ARTICLE VII.
      Michaels' Covenants
            Section 7.01.  Consummation of Agreement....................... 36
            Section 7.02.  Requirements to Effect Merger................... 36
            Section 7.03.  Registration Statement.......................... 36
            Section 7.04.  Publicly Available Information.................. 38

ARTICLE VIII.
      Covenants of Michaels, the Shareholder Group and Targets
            Section 8.01.  Filing; Other Action............................ 38
            Section 8.02.  Legal Conditions to Merger...................... 39
            Section 8.03.  Agreements by Shareholders of the Targets....... 39

ARTICLE IX.
      Michaels' Conditions Precedent
            Section 9.01.  Representations and Warranties.................. 39
            Section 9.02.  Covenants and Conditions........................ 39
            Section 9.03.  Legal Opinion................................... 40
            Section 9.04.  Proceedings..................................... 40
            Section 9.05.  No Material Adverse Change...................... 40
            Section 9.06.  Accounting Treatment............................ 40
            Section 9.07.  Government Approvals and Required Consents...... 40
            Section 9.08.  Due Diligence Review............................ 40
            Section 9.09.  Closing Deliveries.............................. 40
            Section 9.10.  Shareholder Approval............................ 40
            Section 9.11.  Pre-Closing Sales............................... 40
            Section 9.12.  Warehouse Operations............................ 41
            Section 9.13.  Affiliated Leases............................... 41
            Section 9.14.  Salem Store..................................... 41
            Section 9.15.  Beaverton Party Store........................... 41
            Section 9.16.  Orange Lease.................................... 42
            Section 9.17.  Release of Guaranties........................... 42
            Section 9.18.  Conversion of Partnership Interest.............. 42
            Section 9.19.  Termination of Shareholder Agreements........... 42

ARTICLE X.
      Targets' and the Shareholder Group's Conditions Precedent
            Section 10.01.  Representations and Warranties................. 42

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            Section 10.02.  Covenants and Conditions....................... 43
            Section 10.03.  Proceedings.................................... 43
            Section 10.04.  Material Adverse Change........................ 43

ARTICLE XI.
      Closing Deliveries
            Section 11.01.  Deliveries of the Targets and the Shareholder.. 43
            Section 11.02.  Deliveries of Michaels......................... 45

ARTICLE XII.
      Post Closing Matters
            Section 12.01.  Further Instruments of Transfer................ 46
            Section 12.02.  Registration; Re-Sale of Michaels
                             Stock Consideration........................... 46
            Section 12.03.  Right of Rescission............................ 47
            Section 12.04.  Certificates Issued Without Restrictive Legend. 47
            Section 12.05.  News Releases.................................. 47
            Section 12.06.  Customer List.................................. 48

ARTICLE XIII.
      Remedies
            Section 13.01.  Indemnification by the Shareholder Group....... 48
            Section 13.02.  Indemnification by Michaels.................... 49
            Section 13.03.  Conditions of Indemnification.................. 49
            Section 13.04.  Waiver......................................... 50
            Section 13.05.  Remedies Not Exclusive......................... 51
            Section 13.06.  Offset......................................... 51
            Section 13.07.  Costs, Expenses and Legal Fees................. 51
            Section 13.08.  Specific Performance........................... 51
            Section 13.09.  Tax Effect of Indemnification.................. 51
            Section 13.10.  Indemnification Limitations.................... 52

ARTICLE XIV.
      Termination
            Section 14.01.  Termination.................................... 52
            Section 14.02.  Effect of Termination.......................... 53

ARTICLE XV.
      Miscellaneous
            Section 15.01.  Amendment...................................... 53
            Section 15.02.  Assignment..................................... 53
            Section 15.03.  Parties In Interest; No Third Party
                             Beneficiaries ................................ 53
            Section 15.04.  Entire Agreement............................... 53
            Section 15.05.  Severability................................... 53
            Section 15.06.  Survival of Representations, Warranties
                              and Covenants................................ 54
            Section 15.07.  Governing Law.................................. 54
            Section 15.08.  Captions....................................... 54

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            Section 15.09.  Gender and Number.............................. 54
            Section 15.10.  Reference to Agreement......................... 54
            Section 15.11.  Confidentiality; Publicity and Disclosures..... 54
            Section 15.12.  Notice......................................... 55
            Section 15.13.  Choice of Forum................................ 55
            Section 15.14.  Service of Process............................. 56
            Section 15.15.  Counterparts................................... 56

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                                      -v-


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                            SCHEDULES AND EXHIBITS

Schedule A -- Targets
Schedule B -- Newcos
Exhibit 2.01 -- The Mergers
Exhibit 2.08 -- Conversion of Shares
Exhibit 3.01 -- Foreign Qualification
Exhibit 3.02 -- Capitalization
Exhibit 3.06 -- Consents
Exhibit 3.08 -- Liabilities and Obligations
Exhibit 3.09(a) -- Cash Compensation
Exhibit 3.09(b) -- Compensation Plans
Exhibit 3.09(c) -- Employment Agreements
Exhibit 3.09(d) -- Employee Policies and Procedures
Exhibit 3.10(a) -- Employee Benefit Plans
Exhibit 3.10(g) -- Funding Status
Exhibit 3.10(k) -- Medical and Dental Care Claims
Exhibit 3.11 -- Absence of Certain Changes
Exhibit 3.12(a) -- Real Property
Exhibit 3.12(b) -- Personal Property
Exhibit 3.12(c) -- Leases
Exhibit 3.12(d) -- Right to Use Assets
Exhibit 3.13 -- Commitments
Exhibit 3.15 -- Insurance
Exhibit 3.16 -- Patents, Trademarks, Service Marks and Copyrights
Exhibit 3.17 -- Trade Secrets and Customer Lists
Exhibit 3.19 -- Compliance with Laws
Exhibit 3.21 -- Litigation
Exhibit 3.26 -- Corporate Name
Exhibit 3.27 -- Distributions and Repurchases
Exhibit 3.28 -- Suppliers
Exhibit 3.29 -- Banking Relationship
Exhibit 3.30 -- Ownership Interests of Interested Persons
Exhibit 3.31 -- Investments in Competitors
Exhibit 4.01 -- Shareholder Group Ownership of Shares
Exhibit 4.03 -- Stock Certificate Legends
Exhibit 4.04 -- Control of Related Business
Exhibit 4.05 -- Ownership of Michaels Common Stock
Exhibit 4.06 -- Transfers of Common Stock
Exhibit 8.03 -- Shareholder Letters
Exhibit 9.03 -- Legal Opinion of Counsel to Targets
Exhibit 11.01(j) -- Noncompetition and Confidentiality Agreement

                        AGREEMENT AND PLAN OF MERGER


      This Agreement and Plan of Merger (this "Agreement"), dated as of March _____, 1994 among each of the corporations listed on Schedule A attached hereto (each a "Target" and all collectively referred to as the "Targets"), each person listed on the signature pages attached hereto (all collectively referred to as the "Shareholder Group"), Michaels Stores, Inc., a Delaware corporation ("Michaels"), and each of the corporations listed on Schedule B attached hereto (each a wholly owned subsidiary of Michaels and referred to herein as "Newco" and all collectively referred to as "Newcos");


                            W I T N E S S E T H :

      WHEREAS, the Boards of Directors of each of the Targets, Newcos and Michaels have determined that a business combination among the Targets and Newcos is in the best interests of their respective companies and stockholders, presents an opportunity for their respective companies to achieve long-term strategic objectives and, accordingly, have agreed to effect the Mergers (as hereinafter defined) upon the terms and subject to the conditions set forth herein; and

      WHEREAS, it is intended that for federal income tax purposes, the Mergers shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and for financial accounting purposes shall be accounted for as a "pooling of interests"; and

      WHEREAS, the Boards of Directors of each of the Targets and each of the Newcos have directed that this Agreement be submitted to the stockholders of each of the Targets and each of the Newcos for their approval, and Michaels as sole stockholder of each of the Newcos has approved this Agreement by written consent; and

      WHEREAS, each member of the Shareholder Group owning or controlling a majority of the shares of each of the Targets has approved the Mergers, agreed to vote his shares of capital stock in each of the Targets in favor of the Mergers and joins in this Agreement;

      NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

                                  ARTICLE I.

                                 DEFINITIONS


      SECTION 1.01. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

      (a)   "Adjusted Michaels Shares" shall have the meaning set forth in
Section 2.08.

      (b)   "Affiliate" shall have the meaning set forth in Section 8.03.

      (c) "Affiliated Lease" shall mean each of (i) that certain lease agreement, undated, by and between Ross, Ross & Rogers Building Partnership, as landlord, and Target 1, as Tenant with respect to the store located at 4401 N.E. 122nd Avenue, Portland, Oregon 97230; (ii) the Beaverton Craft & Floral Lease;
(iii) that certain lease agreement, dated June 1, 1992, by and between Bend Building Partnership, as landlord, and Target 7, as tenant, with respect to the store located at 63350 N. Highway 97, Bend, Oregon 97701; (iv) that certain lease agreement, dated June 1, 1992, by and between Michael J. and Lucille Habif, as landlord, and Target 17, as tenant, with respect to the store located at 12091 Harbor Blvd., Garden Grove, California; and (v) that certain lease agreement, dated April 12, 1991, by and between Fresno Building Venture Group, as landlord, and Target 14, as tenant, with respect to the store located at 3053 East Shields Avenue, Fresno, California.

      (d) "Beaverton Craft & Floral Lease" shall mean that certain lease agreement, dated June 4, 1993, by and between Beaverton Building Venture Group, as landlord, and Target 2, as tenant, with respect to the store located at 4955 S.W. Western Avenue, Beaverton, Oregon 97005.

      (e) "Beaverton Party Depot Lease" shall mean that certain lease agreement, dated September 12, 1985, by and between Hudson Investment Company, as landlord and Target 18, as tenant, with respect to the store located at 8620 S.W. Hall Blvd., Beaverton, Oregon 97005.

      (f) "best knowledge", "have no knowledge of", or "do not know of" and similar phrases shall mean (i) in the case of a natural person, the particular fact was known, or not known, as the context requires, to such person after diligent investigation and inquiry by such person, and (ii) in the case of an entity, the particular fact was known, or not known, as the context requires, to any director or officer of such entity or store manager or assistant store manager working for such entity after diligent investigation and inquiry by the principal executive officers of such entity.

      (g)   "Cash Compensation" shall have the meaning set forth in Section
3.09(a).

      (h)   "CERCLA" shall have the meaning set forth in Section 3.32(a).

      (i)   "Certificate" shall have the meaning set forth in Section 2.08(b).

      (j)   "CGCL" shall have the meaning set forth in Section 2.01.

      (k) "Charter" shall mean, with respect to a corporation, its Certificate or Articles of Incorporation, as applicable.

      (l) "Closing" shall mean the closing of the transactions contemplated by this Agreement, which shall occur at 10:00 a.m., local time, on the Closing Date in the offices of Jackson & Walker, L.L.P., Suite 6000, 901 Main Street, Dallas, Texas 75202, or at such other time and place as shall be mutually agreed in writing by the parties hereto.

      (m)   "Closing Date" shall have the meaning set forth in Section 2.02.

      (n)   "Code" shall mean the Internal Revenue Code of 1986.

      (o)   "Commitments" shall have the meaning set forth in Section 3.13(a).

      (p) "Compensation Plans" shall have the meaning set forth in Section 3.09(b).

      (q) "Combined Balance Sheet" shall have the meaning set forth in Section 3.07.

      (r)   "Combined Statement of Income" shall have the meaning set forth in
Section 3.07.

      (s)   "Controlled Group" shall have the meaning set forth in Section
3.10(g).

      (t)   "Damages" shall have the meaning set forth in Section 7.05(c).

      (u)   "Dissenting Shareholders" shall have the meaning set forth in
Section 2.08(a).

      (v)   "Effective Time" shall have the meaning set forth in Section 2.03.

      (w) "Employee Benefit Plans" shall have the meaning set forth in Section 3.10(a).

      (x) "Employee Policies and Procedures" shall have the meaning set forth in Section 3.09(d).

      (y) "Employment Agreements" shall have the meaning set forth in Section 3.09(c).

      (z) "Environmental Laws" shall have the meaning set forth in Section 3.32(a).

      (aa)  "ERISA" shall have the meaning set forth in Section 3.10(a).

      (ab) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (ac)  "Exchange Agent" shall have the meaning set forth in Section
2.09(a).

      (ad)  "Exchange Fund" shall have the meaning set forth in Section 2.09(a).

      (ae)  "Exchange Ratios" shall have the meaning set forth in Section
2.08(a).

      (af)  "Expiration Date" shall have the meaning set forth in Section 6.16.

      (ag) "Financial Statements" shall have the meaning set forth in Section 3.07.

      (ah)  "Fixed Assets" shall have the meaning set forth in Section 3.23.

      (ai)  "indemnifying party" shall have the meaning set forth in Section
13.03.

      (aj)  "Merger" shall have the meaning set forth in Section 2.01.

      (ak) "Michaels Common Stock" shall mean the common stock, par value $.10 per share, of Michaels.

      (al)  "Michaels Group" shall have the meaning set forth in Section
2.08(a).

      (am)  "NASDAQ-NMS" shall have the meaning set forth in Section 2.09(e).

      (an)  "OBCA" shall have the meaning set forth in Section 2.01.

      (ao) "Orange Lease" shall mean that certain sublease agreement, dated September 22, 1975, by and between K-Mart Corporation, as landlord, and Target 16, as tenant, as amended, with respect to the store located at 1855 N. Tustin Street, Orange, California.

      (ap) "ordinary course of business" means the usual and customary way in which the Targets have conducted their respective businesses in the past.

      (aq)  "party to be indemnified" shall have the meaning set forth in
Section 13.03.

      (ar) "Personal Property" shall have the meaning set forth in Section 3.12(b).

      (as) "Proprietary Rights" shall have the meaning set forth in Section 3.16(a).

      (at)  "RCRA" shall have the meaning set forth in Section 3.32(a).

      (au)  "Real Property" shall have the meaning set forth in Section 3.12(a).

      (av) "Registration Statement" shall have the meaning set forth in Section 7.05.

      (aw)  "Reports" shall have the meaning set forth in Section 4.03.

      (ax)  "Rule 145" shall have the meaning set forth in Section 8.03.

      (ay) "Salem Lease" shall mean that certain lease agreement, dated March 7, 1989, by and between BA Properties c/o Ted Durant and Associates, Inc., as landlord, and Target 4, as tenant, as amended, with respect to the store located at 3610-3928 Center Street, N.E., Salem, Oregon.

      (az)  "Securities Act" shall mean the Securities Act of 1933, as amended.

      (ba) "Shareholder Group" shall have the meaning set forth in the preamble to this Agreement.

      (bb)  "Shareholders" shall mean all of the shareholders of the Targets.

      (bc)  "Shares" shall have the meaning set forth in Section 2.08(a).


      (bd) "Surviving Corporation" shall have the meaning set forth in Section 2.01.

      (be) "Targets" shall have the meaning set forth in the preamble to this Agreement.

      (bf) "Target 1" shall mean Oregon Craft & Floral Supply Co., Inc., an Oregon corporation.

      (bg) "Target 2" shall mean Oregon Craft & Floral Supply Co. II, Inc., an Oregon corporation.

      (bh) "Target 4" shall mean Oregon Craft & Floral Supply Co. IV, Inc., an Oregon corporation.

      (bi) "Target 7" shall mean Oregon Craft & Floral Supply Co. VII, Inc., an Oregon corporation.

      (bj) "Target 10" shall mean Habif & Ross Enterprises, Inc., a California corporation.

      (bk) "Target 11" shall mean Riverside Craft & Floral Supply Co., Inc., a California corporation.

      (bl) "Target 12" shall mean San Diego Craft & Floral Supply Co., Inc., a California corporation.

      (bm) "Target 13" shall mean Mission Viejo Craft & Floral, Inc., a California corporation.

      (bn)  "Target 14" shall mean H.F.C.S., Inc., a California corporation.

      (bo) "Target 16" shall mean Orange Craft & Floral Supply Co., Inc., a California corporation.

      (bp) "Target 17" shall mean H & H Craft and Floral Supply Co., #9, Inc., a California corporation.

      (bq)  "Target 18" shall mean Party Depot Inc., an Oregon corporation.

      (br) "Warehouse Lease" shall mean that certain lease agreement, dated September 1, 1991, by and between Whitaker Building Partnership d/b/a Whitaker Holding Company, as landlord and Target 1, as tenant, with respect to the Main Building and Building 3 located at 12545 N.E. Whitaker Way, Portland, Oregon 97230.

      (bs)  "WBCA" shall have the meaning set forth in Section 2.01.

                                 ARTICLE II.

                                  THE MERGER

      SECTION 2.01. THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.03), each Newco shall be merged with and into one of the Targets in accordance with this Agreement and as set forth in Exhibit 2.01 and the separate corporate existence of each Newco shall thereupon cease (each a "Merger" and collectively, the "Mergers") and these Mergers are intended to be reverse triangular mergers and "tax-free reorganizations" pursuant to Section 368(a)(2)(E) of the Code; provided, however, the actual tax effect of the transactions contemplated by this Agreement is not a condition precedent to the Closing. Each of the Targets shall be the surviving corporation in each Merger (each sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the state of their respective incorporation, and the separate corporate existence of each Target with all its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by each Merger, except as set forth herein. Each Merger shall have the effects specified in the California General Corporation Law ("CGCL"), the Oregon Business Corporation Act (the "OBCA") and the Washington Business Corporation Act (the "WBCA"), as appropriate.

      SECTION 2.02. THE CLOSING. The Closing shall take place on March 31, 1994 or at such other time and place and/or on such other date as the Targets and Michaels may agree. The date on which the Closing occurs is hereafter referred to as the "Closing Date."

      SECTION 2.03. EFFECTIVE TIME. If all the conditions to each Merger set forth in Article IX shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated in accordance with Article XIV, the parties hereto shall cause the following documents to be properly executed and filed on the Closing Date (i) an Officers Certificate and a copy of this Agreement meeting the requirements of Section 1103 of the CGCL, (ii) Articles of Merger meeting the requirements of Section 60.494 of the OBCA and (iii) Articles of Merger meeting the requirements of Section 23B.11.050 of the WBCA. Each Merger shall become effective at the time of the filing of all of such documents with the appropriate state officials in accordance with such laws or at such later time which the parties hereto have theretofore agreed upon and designated in such filings as the effective time of the Merger (the "Effective Time").

      SECTION 2.04. CHARTER OF SURVIVING CORPORATION. Effective at the Effective Time, the Charter of each Target party to a Merger shall be the Charter of the corresponding Surviving Corporation.

      SECTION 2.05. BYLAWS OF SURVIVING CORPORATION. The Bylaws of each Target in effect immediately prior to the Effective Time shall be the Bylaws of the corresponding Surviving Corporation, until duly amended in accordance with their terms.

      SECTION 2.06. DIRECTORS OF THE SURVIVING CORPORATION. The persons who are directors of each Newco immediately prior to the Effective Time shall, from and after the Effective Time, be and become directors of the corresponding Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Charter and Bylaws.

      SECTION 2.07. OFFICERS OF THE SURVIVING CORPORATION. The officers of each Newco shall continue as officers of the corresponding Surviving Corporation until their resignation or removal.

      SECTION 2.08. CONVERSION OF SHARES. The manner of converting shares of the Targets and Newco in the Merger shall be as follows:

      (a) At the Effective Time, each share of the common stock of each of the Targets issued and outstanding immediately prior to the Effective Time (as more specifically described on Exhibit 2.08 attached hereto, the "Shares") (other than Shares owned by Michaels, the Newcos or any other subsidiary of Michaels (the "Michaels Group")), and Shares which are held by shareholders ("Dissenting Shareholders") exercising appraisal rights pursuant to Section 1301 of the CGCL,
Section 60.554(1) of the OBCA or Section 23B.13.020(1) of the WBCA, and the common stock of any Target held in its respective treasury), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive such number of shares of Michaels Common Stock as set forth on Exhibit 2.08 attached hereto based on the respective exchange ratios set forth therein (collectively, the "Exchange Ratios"). The total number of shares of Michaels Common Stock to be issued as a result of this Agreement is 521,739 shares, such number of shares to be reduced by that number of shares of Michaels Common Stock equal to the following sum divided by $34.50
(i) the amount by which the accounts payable (including amounts due to financial institutions under credit facilities of the Targets but excluding intercompany accounts payable) of the Targets (other than those accounts payable of Target
18) as of January 31, 1994 exceed $4,000,000 plus (ii) the amounts due to Michael Habif and Cam Kines under promissory notes issued by certain of the Targets, plus (iii) an agreed upon amount arising out of inventory valuation, plus (iv)
$100,000 if the Orange Lease is not extended as contemplated by Section 9.16, plus (v) the amounts due under debentures issued by certain of the Targets to the Shareholders, also as listed on Exhibit 2.08 (the "Adjusted Michaels Shares"). The Adjusted Michaels Shares are also subject to adjustments to reflect the payment in cash for rights to receive fractional shares and payments made to Dissenting Shareholders. The Adjusted Michaels Shares shall be increased based upon the following procedure: (A) Michaels shall make a calculation assuming the distribution of the Adjusted Michaels Shares based upon the Exchange Ratios and the other information set forth on Exhibit 2.08; (B) Michaels shall determine from that calculation the number of shares of Michaels Common Stock that would have been received by any of the Targets by reason of such Target's ownership of Shares of another Target; and (C) the Adjusted Michaels Shares shall be increased by that number of shares of Michaels Common Stock necessary to distribute to the holders of Shares of Targets (who are not themselves Targets), in the aggregate, the Adjusted Michaels Shares.

      (b) As a result of the Merger and without any action on the part of the holder thereof, all Shares shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") representing any Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive, without interest, the Michaels Common Stock and cash for fractional interests of the Michaels Common Stock in accordance with Section 2.08(a) upon the surrender of such Certificate, or the right of Dissenting Shareholders to receive "fair cash value" pursuant to
Section 2.08(d).

      (c) Each Share issued and outstanding at the Effective Time and owned by any of the Michaels Group, and each share of common stock of any Target held in the treasury of such Target at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

      (d) Each Share issued and outstanding and held by Dissenting Shareholders, by virtue of the Merger and without action on the part of the holder thereof, shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each Dissenting Shareholder shall thereafter cease to have any rights with respect to such Shares, except the right, if any, to receive payment from the Surviving Corporation of the "fair cash value" of such Shares as determined in accordance with Section 1301 of the CGCL, Section 60.554(1) of the OBCA and Section 23B.13.020(1) of the WBCA.

      (e) At the Effective Time, each share of Common Stock, par value $0.01 per share, of each Newco issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall represent validly issued, fully paid and nonassessable shares of Common Stock of the corresponding Surviving Corporation.

      SECTION 2.09.  EXCHANGE OF CERTIFICATES REPRESENTING SHARES.

      (a) As of the Effective Time, Michaels shall make available, or shall cause to be made available, at the expense of Michaels and with an exchange agent selected by Michaels, which shall be Michaels' Transfer Agent (the "Exchange Agent"), for the benefit of the holders of Shares and for exchange in accordance with this Article II and in the amounts set forth in Exhibit 2.08, certificates representing a sufficient number of shares of Michaels Common Stock necessary for the Exchange Agent to make deliveries pursuant to Section 2.08 hereof (such certificates for shares of Michaels Common Stock, together with the amount of any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") in exchange for outstanding Shares.

      (b) Promptly after the Effective Time, Michaels shall cause the Exchange Agent to mail to each person who was, at the Effective Time, a holder of record (other than any of the Michaels Group, any Dissenting Shareholder or any Target) of a certificate or certificates evidencing ownership of Shares (i) a letter of transmittal which shall specify that delivery shall be effected, and the risk of loss and title to the Certificates shall pass, upon (and only upon) delivery of the Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as Michaels may reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Michaels Common Stock. Upon surrender to the Exchange Agent of a Certificate for cancellation together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of shares of Michaels Common Stock and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, after giving effect to any required tax withholdings, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the amount payable upon surrender of Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of a Target, a certificate representing the proper number of shares of Michaels Common Stock may be issued to such a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer of Shares and to evidence that any applicable stock transfer taxes have been paid. As an alternative to the above described procedure, Certificates presented at Closing together with completed letters of transmittal shall be promptly exchanged for certificates representing the appropriate number of shares of Michaels Common Stock.

      (c) Notwithstanding any other provisions of this Agreement, no dividends on Michaels Common Stock shall be paid with respect to any Shares or other securities represented by a Certificate until such Certificate is surrendered for exchange as provided herein and unless Michaels declares a dividend.
Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of certificates representing shares of Michaels Common Stock issued in exchange therefor, without interest,
(i) at the time of such
surrender, the amount of dividends or other distributions, if any, with a record date after the Effective Time theretofore payable with respect to such shares of Michaels Common Stock and not paid, less the amount of any withholding taxes that may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the Effective Time but prior to surrender thereof and a payment date subsequent to surrender thereof payable with respect to such shares of Michaels Common Stock, less the amount of any withholding taxes which may be required thereon.

      (d) At or after the Effective Time, there shall be no transfers on the stock transfer books of any of the Targets of Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates for shares of Michaels Common Stock in accordance with the procedures set forth in this Article II. Certificates surrendered for exchange by any one holder of Shares shall not be exchanged until Michaels has received a Shareholder's Letter from such holder of Shares as provided in
Section 8.03.

      (e) Notwithstanding Section 2.08 or any other provision of this Section 2.09, no fractional shares of Michaels Common Stock will be issued and any holder of Shares entitled hereunder to receive a fractional share of Michaels Common Stock but for this Section 2.09(e) will be entitled hereunder to receive no such fractional share of Michaels Common Stock but a cash payment in lieu thereof reflecting such holder's proportionate interest in a share of Michaels Common Stock multiplied by the closing sale price for Michaels Common Stock quoted through the National Association of Securities Dealers Automatic Quotation - National Market System ("NASDAQ-NMS") on the last trading day preceding the Closing Date.

      (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Michaels Common Stock) that is unclaimed by the former stockholders of the Targets during the one year period after the Effective Time shall be delivered to Michaels. Any former stockholders of the Targets who have not theretofore complied with this Article II shall thereafter look to Michaels only as general creditors for payment of their shares of Michaels Common Stock, and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Michaels Common Stock, deliverable in respect of each Share such stockholder holds as determined pursuant to this Agreement, in each case without any interest thereon.

      (g) None of the Targets, Michaels, the Surviving Corporation, Newco, the Exchange Agent or any other person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Michaels, the posting by such person of a bond in such reasonable amount as Michaels may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate shares of Michaels Common Stock and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Michaels Common Stock as provided in Section 2.09(c), deliverable in respect thereof pursuant to this Agreement.

      SECTION 2.10. ADJUSTMENT OF EXCHANGE RATIOS. In the event that between the date of this Agreement and the Effective Time, Michaels or any of the Targets changes the number of shares of Michaels Common Stock or Shares, respectively, issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, the Exchange Ratios and the corresponding amounts set forth in Exhibit 2.08 shall be appropriately adjusted.

      SECTION 2.11. DISSENTERS' RIGHTS. Any Dissenting Shareholder who shall be entitled to "fair cash value" of his Shares as provided in Section 1301 of the CGCL, Section 60.554(1) of the OBCA or 23B.13.020(1) of the WBCA, shall not be entitled to Michaels Common Stock, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost his dissenter's rights with respect to the Merger(s) under the CGCL, OBCA or WBCA, as applicable, and shall be entitled to receive from Michaels only the payment to the extent provided for in connection with Section 1301 of the CGCL, Section 60.554(1) of the OBCA or Section 23B.13.020(1) of the WBCA, as applicable, with respect to such Shares. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn his dissenter's rights, the Shares held by such Dissenting Shareholder shall thereupon by treated as though such Shares had been converted into Michaels Common Stock pursuant to Section 2.08 and such Dissenting Shareholder shall thereupon have the exchange rights provided under
Section 2.09.

      SECTION 2.12. SUBSEQUENT ACTIONS. If, at any time after the Effective Time, any of the Surviving Corporations shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in such Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of any of the Targets or Newco acquired or to be acquired by such Surviving Corporation as a result of, or in connection with, the Mergers or otherwise to carry out this Agreement, and to effect the cancellation of all outstanding Shares in return for the consideration set forth in this Agreement, the officers and directors of such Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Targets, each member of the Shareholder Group and each of the Newcos or otherwise, to carry out all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Targets and Newcos or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in such Surviving Corporation or otherwise to carry out this Agreement.

                                 ARTICLE III.

     REPRESENTATIONS AND WARRANTIES OF THE TARGETS AND THE SHAREHOLDER GROUP

      Each Target and each member of the Shareholder Group, jointly and severally, represent and warrant that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

      SECTION 3.01. ORGANIZATION AND GOOD STANDING; QUALIFICATION. Each Target is a corporation duly organized, validly existing and, if applicable, in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each Target is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, which jurisdictions are listed in Exhibit 3.01, except where the failure to be qualified or licensed would not have a material adverse effect on the business operations or financial condition of such Target. None of the Targets has any assets, employees or offices in any state other than the states listed in Exhibit 3.01. Except as otherwise indicated on Exhibit 3.01, none of the Targets owns, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

      SECTION 3.02. CAPITALIZATION. The authorized, issued and outstanding capital stock of each Target, and the record and beneficial holders of all issued and outstanding capital stock of each Target, are set forth in Exhibit
3.02. The Shareholder Group, and, to the best knowledge of the Targets and the Shareholder Group, the other shareholders listed on Exhibit 3.02 own all such capital stock, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies and shareholders' agreements, except to the extent disclosed on Exhibit 3.02. Each outstanding share of each Target's capital stock has been legally and validly issued and is fully paid and nonassessable. There exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, any of the authorized or outstanding securities of any of the Targets which have been issued by the Targets. To the best knowledge of the Targets and the Shareholder Group, there exist no options, warrants or other rights to purchase any of the outstanding securities of any of the Targets issued by any of the other shareholders. Except as set forth in Exhibit 3.02, no shares of capital stock of any of the Targets are owned by such Target in treasury. No shares of capital stock of any of the Targets have been issued or disposed of in violation of the preemptive rights of any of the Shareholders.

      SECTION 3.03. CORPORATE RECORDS. The copies of the Charter and all amendments thereto and the Bylaws of each Target that have been delivered or made available to Michaels are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of each Target, copies of which have been or will be delivered or made available to Michaels, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the shareholders of the respective Targets since the formation of the respective Targets, except for the lack of minutes or consents approving, authorizing or describing actions taken by the Board of Directors (and any committees thereof) and the shareholders of a Target, which would not be material to the properties, business or financial condition of such Target.

      SECTION 3.04. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by each Target of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Board of Directors of each Target and will be duly authorized by their respective shareholders. This Agreement and each other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by each Target and each member of the Shareholder Group and constitute or will constitute legal, valid and binding obligations of each Target and each member of the Shareholder Group, enforceable against each Target and each member of the Shareholder Group in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

      SECTION 3.05. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Certificate or Articles of Incorporation or Bylaws of any of the Targets or any agreement, indenture or other instrument under which any of the Targets is bound or to which any of the assets of any of the Targets are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of the assets of any of the Targets or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body. Each Target has complied with all laws, regulations and licensing requirements and have filed with the proper authorities all necessary statements and reports.

      SECTION 3.06. CONSENTS. Except as set forth in Exhibit 3.06, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of any of the Targets or any member of the Shareholder Group.

      SECTION 3.07. FINANCIAL STATEMENTS. Each Target has furnished to Michaels such Target's balance sheet and related statements of income, retained earnings and cash flows for such Target's prior two full fiscal years, (collectively, the "Financial Statements"). In addition, the Targets will furnish to Michaels a balance sheet (the "Combined Balance Sheet") and a combined statement of income and retained earnings (the "Combined Statement of Income") dated as of and for the twelve months ending January 31, 1994 that will be prepared on a combined basis (combining all of the Targets) as required pursuant to Section 6.18 hereof. The

Combined Balance Sheet and the Combined Statement of Income will be compiled by the accounting firm of Shannon & Associates and such firm will have determined that each of the Combined Balance Sheet and the Combined Statement of Income have been prepared in accordance with the accounting principles described therein. The Financial Statements are, and the Combined Balance Sheet and the Combined Statement of Income on the Closing Date will be, true, correct and complete, in accordance with the books and records of the respective Targets, fairly present the financial condition and results of operations of the Targets as of the dates and for the periods indicated and have been or will be prepared in conformity with the accounting principles described therein and on a consistent basis with prior periods.

      SECTION 3.08.  LIABILITIES AND OBLIGATIONS.  Except as set forth in
Exhibit 3.08, the Financial Statements reflect all material liabilities of each of the Targets, accrued, contingent or otherwise (known or unknown and asserted or unasserted), arising out of transactions effected or events occurring on or prior to the date hereof. All reserves shown in the Financial Statements are appropriate, reasonable and sufficient to provide for losses thereby contemplated. Except as set forth in the Financial Statements and Exhibit 3.08, none of the Targets are liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and neither any Target nor any member of the Shareholder Group knows of any basis for the assertion of any other claims or liabilities of any nature or in any amount.

      SECTION 3.09.  EMPLOYEE MATTERS.

      (a) CASH COMPENSATION. Exhibit 3.09(a) contains a complete and accurate list of the names, titles and cash compensation, including without limitation wages, salaries, bonuses (discretionary and formula) and other cash compensation (the "Cash Compensation") of all employees of the Targets who meet both of the following criteria (i) are currently compensated at a rate in excess of $50,000 per year and (ii) who earned in excess of such amount during the respective Target's last completed fiscal year. In addition, Exhibit 3.09(a) contains a complete and accurate description of (x) all increases in Cash Compensation of employees of each Target during the current and immediately preceding fiscal years of the respective Target and (y) any promised increases in Cash Compensation of employees of any of the Targets that have not yet been effected.

      (b) COMPENSATION PLANS. Exhibit 3.09(b) contains a complete and accurate list of all compensation plans, arrangements or practices (the "Compensation Plans") sponsored by any of the Targets or to which any of the Targets contributes on behalf of its employees, other than Employee Benefit Plans listed in Exhibit 3.10(a). The Compensation Plans include without limitation plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options. The Targets have provided Michaels a copy of each written Compensation Plan and a written description of each unwritten Compensation Plan. Each of the Compensation Plans can be terminated or amended at will upon reasonable notice to the employees by the respective Target.


      (c) EMPLOYMENT AGREEMENTS. Except as set forth in Exhibit 3.09(c), none of the Targets is a party to any employment agreement other than unwritten agreements regarding employment at will which are immediately terminable ("Employment Agreements") with respect to any of its employees. Employment Agreements include without limitation employee leasing agreements, employee services agreements and noncompetition agreements.

      (d) EMPLOYEE POLICIES AND PROCEDURES. Exhibit 3.09(d) contains a complete and accurate list of all employee manuals, policies, procedures and work-related rules (the "Employee Policies and Procedures") that apply to employees of any of the Targets. Each Target has provided Michaels a copy of all written Employee Policies and Procedures and a written description of all unwritten Employee Policies and Procedures. Each of the Employee Policies and Procedures can be amended or terminated at will by the respective Target.

      (e) UNWRITTEN AMENDMENTS. No unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Compensation Plans or Employee Policies and Procedures.

      (f) LABOR COMPLIANCE. Each Target has been and is in compliance with all laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours except where the failure to so comply would not have a material adverse effect on the properties, business or financial condition of any Target, and no Target is liable for any arrears of wages or penalties for failure to comply with any of the foregoing. None of the Targets has engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices. There are no
(i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or, to the knowledge of the Targets or any member of the Shareholder Group, threatened against any of the Targets before any federal, state or local court, board, department, commission or agency (nor does any basis therefor exist) or (ii) existing or threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting any of the Targets, (nor does any basis therefor exist).

      (g) UNIONS. None of the Targets has ever been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of any of the Targets are represented by any union, labor organization or collective bargaining unit. To the best knowledge of each Target and each member of the Shareholder Group, none of the employees of any Target has threatened to, nor has any intention to, organize or join a union, labor organization or collective bargaining unit.

      (h) ALIENS. All employees of each Target are citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States.

      SECTION 3.10.  EMPLOYEE BENEFIT PLANS.

      (a) IDENTIFICATION. Exhibit 3.10(a) contains a complete and accurate list of all employee benefit plans (the "Employee Benefit Plans") (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) sponsored by any of the Targets or to which any of the Targets contributes on behalf of its respective employees and all Employee Benefit Plans previously sponsored or contributed to on behalf of its respective employees within the three years preceding the date hereof. Each Target has provided Michaels with copies of all plan documents, determination letters, pending determination letter applications, trust instruments, insurance contracts, administrative services contracts, annual reports, actuarial valuations, summary plan descriptions, summaries of material modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Employee Benefit Plans. In addition, each Target has provided Michaels a written description of all existing practices engaged in by any of the Targets that constitute Employee Benefit Plans. Except as set forth in Exhibit 3.10(a) each of the Employee Benefit Plans can be terminated or amended at will by the respective Target. No unwritten amendment exists with respect to any Employee Benefit Plan.

      (b) ADMINISTRATION. Each Employee Benefit Plan has been administered and maintained in compliance with all laws, rules and regulations.

      (c) EXAMINATIONS. No Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency.

      (d) PROHIBITED TRANSACTIONS. No prohibited transactions (within the meaning of Section 4975 of the Code) have occurred with respect to any Employee Benefit Plan.

      (e) CLAIMS AND LITIGATION. No threatened or pending claims, suits or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

      (f) QUALIFICATION. Each Target has received a favorable determination letter or ruling from the Internal Revenue Service for each of such Target's Employee Benefit Plan intended to be qualified within the meaning of Section 401(a) of the Code and/or tax-exempt within the meaning of Section 501(a) of the Code. No proceedings exist or have been threatened that could result in the revocation of any such favorable determination letter or ruling.

      (g) FUNDING STATUS. No accumulated funding deficiency (within the meaning of Section 412 of the Code), whether waived or unwaived, exists with respect to any Employee

Benefit Plan or any plan sponsored by any member of a controlled group (within the meaning of Section 412(n)(6)(B) of the Code) in which any of the Targets is a member (a "Controlled Group"). With respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal in value to the present value of accrued benefits determined on an ongoing basis as of the date hereof. With respect to each Employee Benefit Plan described in
Section 501(c)(9) of the Code, the assets of each such plan are at least equal in value to the present value of accrued benefits as of the date hereof.
Exhibit 3.10(g) contains a complete and accurate statement of all actuarial assumptions applied to determine the present value of accrued benefits under all Employee Benefit Plans subject to actuarial assumptions.

      (h) EXCISE TAXES. None of the Targets nor any member of a Controlled Group has any liability to pay excise taxes with respect to any Employee Benefit Plan under applicable provisions of the Code or ERISA.

      (i) MULTIEMPLOYER PLANS. None of the Targets nor any member of a Controlled Group is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

      (j) PBGC. No facts or circumstances exist that would result in the imposition of liability against Michaels by the Pension Benefit Guaranty Corporation as a result of any act or omission by any of the Targets or any member of a Controlled Group. No reportable event (within the meaning of Section 4043 of ERISA) for which the notice requirement has not been waived has occurred with respect to any Employee Benefit Plan subject to the requirements of Title IV of ERISA.

      (k) MEDICAL AND DENTAL CARE CLAIMS. Exhibit 3.10(k) contains a complete and accurate list of all claims made (without identifying specific individuals) under any medical or dental care plan or commitment offered by any of the Targets to its employees involving hospitalization, medical or dental care claims that have exceeded $10,000 for an individual during any of the Target's current fiscal year or any of the three fiscal years preceding the date hereof.

      (l) RETIREES. No Target has any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired from employment with such Target except as may be required pursuant to the continuation of coverage provisions of Section 4980B of the Code and the applicable provisions of ERISA.

      SECTION 3.11.  ABSENCE OF CERTAIN CHANGES.  Except as set forth in
Exhibit 3.11, since January 31, 1994, none of the Targets has

      (a) suffered any material adverse change, whether or not caused by any deliberate act or omission of any Target, in its respective condition (financial or otherwise), operations, assets, liabilities, business or prospects;

      (b) contracted for the purchase of any capital assets having a cost in excess of $10,000 or paid any capital expenditures in excess of $10,000;

      (c) incurred any indebtedness for borrowed money, except in the ordinary course of business, or issued or sold any debt securities;

      (d) incurred or discharged any liabilities or obligations except in the ordinary course of business;

      (e) paid any amount on any indebtedness prior to the due date, forgiven or cancelled any debts or claims or released or waived any rights or claims except for amounts which, in the aggregate, are not material to such Target;

      (f) mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its properties or assets;

      (g) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that has materially and adversely affected, or would materially and adversely affect, its business;

      (h) acquired or disposed of any assets except in the ordinary course of business;

      (i)   written up or written down the carrying value of any of its assets;

      (j) changed the costing system or depreciation methods of accounting for its assets;

      (k)   waived any material rights or forgiven any material claims;

      (l) lost or terminated any employee, customer or supplier, the loss or termination of which has materially and adversely affected, or would materially and adversely affect, its business or assets;

      (m) increased the compensation of any director, officer, key employee or consultant except in the ordinary course of business and consistent with past practice;

      (n) increased the compensation of any employee except in the ordinary course of business;

      (o) made any payments to or loaned any money to any person or entity referred to in Section 3.31;

      (p) formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity except for acquisition of interests in other Targets;

      (q) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to change the terms and conditions of any such stock, securities or rights;

      (r) entered into any agreement with any person or group, or modified or amended in any material respect the terms of any such existing agreement except in the ordinary course of business;

      (s)   entered into, adopted or amended any Employee Benefit Plan; or

      (t) entered into any other commitment or transaction or experienced any other event that is material to this Agreement or to any of the other agreements and documents executed or to be executed pursuant to this Agreement or to the transactions contemplated hereby or thereby, or that has materially and adversely affected, or would materially and adversely affect, the condition (financial or otherwise), operations, assets, liabilities, business or prospects of any of the Targets.

      SECTION 3.12.  TITLE; LEASED ASSETS.

      (a) REAL PROPERTY. A description of the only interests in real property owned by the Targets (collectively, the "Real Property") is set forth in Exhibit 3.12(a). Except as set forth in Exhibit 3.12(a), the Targets have good, valid and indefeasible title to all the Real Property. The Real Property and the leased real property referred to in Section 3.12(c) constitute the only real property used in the conduct of the Targets' businesses. Upon consummation of the transactions contemplated hereby, such interest in the Real Property shall be, on the Closing Date, free and clear of all liens, claims and encumbrances other than those described in Exhibit 3.12(a).

      (b) PERSONAL PROPERTY. Except as set forth in Exhibit 3.12(b), the Targets have good, valid and marketable title to all the personal property owned by the Targets (the "Personal Property"). The Personal Property and the leased personal property referred to in Section 3.12(c) constitute the only personal property used in the conduct of the Targets' businesses. Upon consummation of the transactions contemplated hereby, such interest in the Personal Property shall be, on the Closing Date, free and clear of all security interests, liens, claims and encumbrances other than those described in Exhibit 3.12(b).

      (c) LEASES. A list and brief description of all leases of real and personal property to which any of the Targets are a party, either as lessor or lessee, is set forth in Exhibit 3.12(c). All such leases are valid and enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

      (d) RIGHT TO USE ASSETS. Except for those assets acquired since the date of the Combined Balance Sheet, which are listed in Exhibit 3.12(d), all tangible assets used in the conduct of the Targets' businesses are reflected in the Financial Statements in a manner that is in conformity with generally accepted accounting principles applied on a consistent basis with prior periods. Each Target owns, leases or otherwise possesses a transferable right to use all assets used in the conduct of its respective business, which will not be impaired by the consummation of the transactions contemplated hereby.

      SECTION 3.13.  COMMITMENTS.

      (a) COMMITMENTS; DEFAULTS. Except as set forth in Exhibit 3.13 or as specifically reflected in the Financial Statements, none of the Targets have entered into, nor are any of the Shares bound by, nor are the assets or the business of any of the Targets bound by, whether or not in writing, any of the following (collectively "Commitments"):

            (i)  partnership or joint venture agreement;

            (ii)  deed of trust, mortgage or other security agreement;

            (iii) guaranty or suretyship, indemnification or contribution agreement or performance bond;

            (iv) employment, consulting or compensation agreement or arrangement, including the election or retention in office of any director or officer;

            (v)  labor or collective bargaining agreement;

            (vi) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

            (vii) deed or other document evidencing an interest in or contract to purchase or sell real property (except as set forth in Exhibit 3.12(c));

            (viii) agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys;

            (ix) lease of real or personal property, whether as lessor, lessee, sublessor or sublessee;

            (x) agreement between (i) any Target and (ii) any other Target or the shareholder of any Target;

            (xi) agreement relating to any material matter or transaction in which an interest is held by a person or entity that is an affiliate of any Target (other than previously executed, fully performed agreements with no continuing obligation or liability of the Targets);

            (xii) any agreement (other than previously executed, fully performed agreements with no continuing obligation or liability of the Targets) for the acquisition of services, supplies, equipment, inventory, fixtures or other property involving more than $25,000 in the aggregate (other than purchase orders for inventory, which purchase orders have been provided to Michaels);

            (xiii)  powers of attorney;

            (xiv) contracts containing noncompetition covenants (except as set forth in Exhibit 3.09(c));

            (xv) any other contract or arrangement that involves either an unperformed commitment in excess of $25,000 or that terminates more than 30 days after the date hereof (except as set forth in Exhibit 3.12(c));

            (xvi) agreement relating to any material matter or transaction in which an interest is held by any person or entity referred to in Section
      3.31 (other than previously executed, fully performed agreements with no continuing obligation or liability of the Targets);

            (xvii) agreement providing for the purchase from a supplier of all or substantially all of the requirements of any Target of a particular product or service; or

            (xviii) any other agreement or commitment not made in the ordinary course of business or that is material to the business or financial condition of any Target (other than previously executed, fully performed agreements with no continuing obligation or liability of the Targets).

True, correct and complete copies of the written Commitments, and true, correct and complete written descriptions of the oral Commitments, have heretofore been delivered, been made available or will be made available to Michaels prior to the Closing. Except as set forth in Exhibit 3.13, there are, with respect to the Targets, and to the best knowledge of the Targets and each member of the Shareholder Group with respect to third parties, no existing defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by any Target, and no penalties have been incurred nor are amendments pending, with respect to the Commitments, except as described in Exhibit 3.13. The Commitments are in full force and effect and are valid and enforceable obligations of the Targets, and to the best knowledge of the Targets and each member of the Shareholder Group, of the other parties thereto in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, to the best knowledge of each Target and each member of the Shareholder Group, may be made by any party thereto, nor has any Target waived any rights thereunder, except as described in Exhibit 3.13. No Target has received notice of any default with respect to any Commitment.

      (b) NO CANCELLATION OR TERMINATION OF COMMITMENT. Except as contemplated hereby, (i) no member of the Shareholder Group nor any Target has received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment or agreement, and no member of the Shareholder Group nor any Target knows of any fact that would justify the exercise of such a right; (ii) no member of the Shareholder Group nor any Target currently contemplates, or has reason to believe any other person or entity currently contemplates, any amendment or change to any Commitment; and
(iii) except as listed in Exhibit 3.13, none of the customers or suppliers of any Target has refused, or communicated that it will or may refuse, to purchase or supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amounts of goods or services that it is willing to purchase from, or sell to, such Target.

      SECTION 3.14. ADVERSE AGREEMENTS. None of the Targets is a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation that adversely affects, or would in the future adversely affect, the condition (financial or otherwise), operations, assets, liabilities, business or prospects of any Target.

      SECTION 3.15. INSURANCE. Each Target carries property, liability, workers' compensation and such other types of insurance as is customary in the industry. A list and brief description of all insurance policies of each Target are set forth in Exhibit 3.15. All of such policies are valid and enforceable policies, issued by insurers of recognized responsibility in amounts and against such risks and losses as is customary in the industry. Such insurance shall be outstanding and duly in force without interruption up to and including the Closing Date. True, complete and correct copies of all such policies have been provided to Michaels on or prior to the date hereof.

      SECTION 3.16.  PATENTS, TRADEMARKS, SERVICE MARKS AND COPYRIGHTS.

      (a) OWNERSHIP. Except as set forth in Exhibit 3.16 each Target owns all patents, trademarks, service marks and copyrights, if any, necessary to conduct its respective business, without conflict with the rights of others. Set forth in Exhibit 3.16 is a true and correct description of the following ("Proprietary Rights"):

            (i) all trademarks, trade-names, service marks and other trade designations, including common law rights, registrations and applications therefor, and all patents, copyrights and applications currently owned, in whole or in part, by any Target with respect to such Target's business, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which any Target is a party (including expiration date if applicable); and

            (ii) all agreements relating to technology, know-how or processes that any Target is licensed or authorized to use by others, or which it licenses or authorizes others to use.

      (b) CONFLICTING RIGHTS OF THIRD PARTIES. The Targets have the sole and exclusive right to use the Proprietary Rights without infringing or violating the rights of any third parties. No consent of third parties will be required for the use thereof by Michaels upon consummation of the transactions contemplated hereby and the Proprietary Rights are freely transferable. No claim has been asserted by any person to the ownership of or right to use any Proprietary Right, and no member of the Shareholder Group nor any Target knows of any valid basis for any such claim. Each of the Proprietary Rights is valid and subsisting, has not been cancelled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

      (c) CLAIMS OF OTHER PERSONS. No member of the Shareholder Group nor any Target has any knowledge of any claim that, or inquiry as to whether, any product, activity or operation of any Target infringes upon or involves, or has resulted in the infringement of, any proprietary right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened that challenge the rights of any Target with respect thereto. No Target has given and no Target is bound by any agreement of indemnification for any Proprietary Right as to any property manufactured, used or sold by any Target except as set forth in Exhibit 3.16.

      SECTION 3.17. TRADE SECRETS AND CUSTOMER LISTS. Each Target has the right to use, free and clear of any claims or rights of others except claims or rights specifically set forth in Exhibit 3.17, all trade secrets, customer lists and proprietary information required for the marketing of all merchandise and services formerly or presently sold or marketed by such Target. None of the Targets are using nor in any way making use of any confidential information or trade secrets of any third party, including without limitation any past or present employee of any Target, except with such third party's consent as indicated on Exhibit 3.17.

      SECTION 3.18.  TAXES.

      (a) FILING OF TAX RETURNS. Each Target has duly and timely filed with the appropriate governmental agencies all income, excise, corporate, franchise, property, sales, use, payroll, withholding and other tax returns (including information returns) and reports required to be filed by the United States or any state or any political subdivision thereof or any foreign jurisdiction. All such tax returns or reports are complete and accurate and properly reflect the taxes of such Target for the periods covered thereby.

      (b) PAYMENT OF TAXES. Each Target has paid all taxes, penalties and interest that have become due with respect to any returns that it has filed and any assessments of which it is aware, and has properly accrued on its books and records for all of the same that have not yet become due. None of the Targets are delinquent in the payment of any tax, assessment or governmental charge.

      (c) NO PENDING DEFICIENCIES, DELINQUENCIES, ASSESSMENTS OR AUDITS. No tax deficiency or delinquency has been asserted against any Target. There is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of any Target that could be asserted by any taxing authority. There is no taxing authority audit of any Target pending or threatened, and the results of any completed audits are properly reflected in the Financial Statements. None of the Targets have violated any federal, state, local or foreign tax law.

      (d) NO EXTENSION OF LIMITATION PERIOD. None of the Targets have granted an extension to any taxing authority of the limitation period during which any tax liability may be assessed or collected.

      (e) ALL WITHHOLDING REQUIREMENTS SATISFIED. All monies required to be withheld by any Target and paid to governmental agencies for all income, social security, unemployment insurance, sales, excise, use, and other taxes have been collected or withheld and paid to the respective governmental agencies.

      (f) STATE UNEMPLOYMENT TAXES. In respect of their most recently completed reporting periods, the Targets have paid state unemployment taxes to the States of California, Oregon and Washington at the applicable rates of the wages paid by the respective Targets during such period that are subject to such respective taxes. No member of the Shareholder Group nor any Target knows or has reason to know of any increase or proposed increase, or facts that would lead to an increase, in the rate of such state unemployment taxes for any period in the future.

      (g) TAX LIABILITY IN FINANCIAL STATEMENTS. The liabilities (including deferred taxes) shown in the Financial Statements for taxes, interest and penalties are and will be adequate accruals and have been and will be accrued in a manner consistent with the past practices and take into account net operating losses, investment credits and other carryovers for periods ended prior to the Closing Date.

      (h) FOREIGN PERSON. No member of the Shareholder Group, no Target nor any shareholder of a Target is a foreign person, as such term is referred to in
Section 1445(b)(2) of the Code.

      (i) SAFE HARBOR LEASE. None of the assets of the Targets constitute property that such Target, Michaels, or any affiliate of Michaels, will be required to treat as being owned by another person pursuant to the "Safe Harbor Lease" provisions of Section 168(f)(8) of the Code prior to repeal by the Tax Equity and Fiscal Responsibility Act of 1982.

      (j) TAX EXEMPT ENTITY. None of the assets of the Targets are or will be subject to a lease to a "tax exempt entity" as such term is defined in
Section 168(h)(2) of the Code.

      (k) COLLAPSIBLE CORPORATION. None of the Targets have at any time consented, and the Shareholder Group will not permit any of the Targets to elect, to have the provisions of Section 341(f)(2) of the Code apply to it.

      (l)   ASSETS EXCLUDE STOCK.  The assets of the Targets do not include
(i) stock of a corporation having voting power equal to 80% or more of the total voting power of the stock of such corporation or (ii) stock of a corporation having a value equal to 80% or more of the total value of the stock of such corporation.


      SECTION 3.19. COMPLIANCE WITH LAWS. Each Target has complied with all laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports except where the failure to so comply or file would not have a material adverse effect on the properties, business or financial condition of such Target. There are no existing violations by any Target of any federal, state or local law or regulation that could affect the property or business of any Target. Each Target possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its respective business as now conducted, all of which are listed in
Exhibit 3.19.

      SECTION 3.20. FINDER'S FEE. No member of the Shareholder Group nor any Target has incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

      SECTION 3.21. LITIGATION. Except as described in Exhibit 3.21, there are no legal actions or administrative proceedings or investigations instituted, or to the best knowledge of the Targets or any member of the Shareholder Group, threatened, against or affecting, or that could affect, any Target, any of the assets of any Target, or the business of any Target. No member of the Shareholder Group nor any Target is (i) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to any Target or to its respective business, assets, operations or employees or (ii) in default with respect to any such order, writ, injunction or decree. No member of the Shareholder Group nor any Target knows of any basis for any such action, proceeding or investigation.

      SECTION 3.22. ACCURACY OF INFORMATION FURNISHED. All information furnished to Michaels by any member of the Shareholder Group or any Target hereby or in connection with the transactions contemplated hereby is true, correct and complete in all material respects. Such information states all facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete in all material respects.

      SECTION 3.23. CONDITION OF FIXED ASSETS. All of the plants, structures and equipment reflected in the Financial Statements (the "Fixed Assets") and used by any of the Targets in its respective business are in good condition and repair for their intended use in the ordinary course of business and conform in all material respects with all applicable ordinances, regulations and other laws and there are no known latent defects therein.

      SECTION 3.24. INVENTORY. All of the inventory owned or used by the Targets is in good, current, standard and merchantable condition and is not obsolete or defective except for obsolete inventory which, in the aggregate, does not exceed $425,000 at retail. Inventories are valued on the books and records of each Target at the lower of cost (determined by the retail method of accounting) or market. Purchase commitments for merchandise are not in excess of normal requirements and, taken as a whole, are not at prices in excess of market prices. Each Target presently has, at the Closing Date will have, and all outstanding purchase commitments are consistent with, the types and quantities of inventories appropriate, taken as a whole, to conduct its respective business consistently with past practices.

      SECTION 3.25. BOOKS OF ACCOUNT. The books of account of each Target have been kept accurately in the ordinary course of business, the transactions entered therein represent bona fide transactions and the revenues, expenses, assets and liabilities of such Target have been properly recorded in such books.

      SECTION 3.26. CORPORATE NAME. There are no actions, suits or proceedings pending, or to the best knowledge of each member of the Shareholder Group and the Targets threatened, against or affecting any Target that could result in any impairment of the right of any Target to use the names "H&H Craft & Floral Supply Co." and "Oregon Craft & Floral Supply Co." The use of the names "H&H Craft & Floral Supply Co." and "Oregon Craft & Floral Supply Co." does not infringe the rights of any third party nor are they confusingly similar with the corporate name of any third party. Except as set forth in Exhibit 3.26 after the Closing Date, no person or business entity other than the Newcos and Michaels will be authorized by Targets or the Shareholder Group, directly or indirectly, to use the names "H&H Craft & Floral Supply Co." and "Oregon Craft & Floral Supply Co." or any name confusingly similar thereto.

      SECTION 3.27.  DISTRIBUTIONS AND REPURCHASES.  Except as described on
Exhibit 3.27, no distribution, payment or dividend of any kind has been declared or paid by any Target on any of its capital stock at any time. No repurchase of any of any Target's capital stock has been approved, effected or is pending, or is contemplated by the Board of Directors of such Target.

      SECTION 3.28. SUPPLIERS. Set forth in Exhibit 3.28 is a complete and accurate list of the 5 largest respective suppliers of each Target in terms of dollar volume of transactions of such

Target for each of the last three fiscal years and the current fiscal year to date, showing, with respect to each, the name, address and aggregate dollar volume of purchases from such supplier.

      SECTION 3.29. BANKING RELATIONS. Set forth in Exhibit 3.29 is a complete and accurate list of all respective arrangements that any Target has with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

      SECTION 3.30. OWNERSHIP INTERESTS OF INTERESTED PERSONS. Except as set forth in Exhibit 3.30, no officer, supervisory employee, director or shareholder of any Target, or their respective spouses or children, owns directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer or supplier of any Target, or any organization that has a material contract or arrangement with any Target.

      SECTION 3.31. INVESTMENTS IN COMPETITORS. No member of the Shareholder Group, no Target nor any shareholder of any Target owns directly or indirectly any interests or has any investment in any corporation (other than another Target), business or other person that is a competitor of any Target.

      SECTION 3.32.  ENVIRONMENTAL MATTERS.

      (a) ENVIRONMENTAL LAWS. No Target nor any Target's assets are currently in violation of, or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under, any laws or regulations pertaining to health or the environment (hereinafter sometimes collectively called "Environmental Laws"), including without limitation (i) the Comprehensive Environmental Response, Group 43 from time to time ("CERCLA") (including without limitation as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986), and regulations promulgated under CERCLA, (ii) the Resource Conservation and Recovery Act of SEQ.), as amended 1976 (42 U.S.C. Sections 6901 ET SEQ.), as amended from time regulations promulgated thereunder, (iii) statutes, rules or regulations, whether federal, state or local, relating to asbestos or polychlorinated biphenyls, and (iv) the provisions contained in any similar state statutes or regulations relating to environmental matters applicable to any Target, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the assets and operations of any of the Targets.

      (b) USE OF ASSETS. The assets of the Targets have never been used in a manner that would be in violation of any of the Environmental Laws, including without limitation CERCLA, RCRA and any similar state statutes or regulations relating to environmental matters applicable to any Target.

      (c) PERMITS. No Target has obtained, no Target is required to obtain, and no member of the Shareholder Group nor any Target has any knowledge of any reason Michaels or any Target will be required to obtain, any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment owned or leased by any Target by reason of any Environmental Laws.

      (d) SUPERFUND LIST. None of the assets owned or leased by any Target are on any federal or state "Superfund" list or subject to any environmentally related liens.

      SECTION 3.33. CERTAIN PAYMENTS. No member of the Shareholder Group nor any Target nor any director, officer or employee of any Target has paid or caused to be paid, directly or indirectly, in connection with the business of any Target:

      (a) to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment; or

      (b) any contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

      SECTION 3.34. SOLVENCY OF TARGETS. The fair market value of the assets of each of the Targets will exceed the sum of such respective Target's liabilities, plus the amount of liabilities, if any, to which the assets of such respective Target are subject.

                                 ARTICLE IV.

         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDER GROUP


      Each member of the Shareholder Group jointly and severally represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date and agrees as follows:

      SECTION 4.01.  OWNERSHIP OF SHARES.  Except as set forth in Exhibit
4.01, each member of the Shareholder Group owns, beneficially and of record, good and marketable title to the Shares of the Targets shown opposite his name in Exhibit 4.01, and, as of the Closing Date, will own such shares free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or shareholders' agreements.

      SECTION 4.02. SHAREHOLDERS' CAPACITY. Each member of the Shareholder Group has legal capacity to enter into and perform this Agreement.

      SECTION 4.03. INVESTMENT REPRESENTATIONS. The Michaels Common Stock to be acquired by each member of the Shareholder Group is being acquired by each of them for his, her or its own account, for investment and not with a view to, or for resale in connection with, any distribution and no other person has or will have any rights to acquire any beneficial interest therein. Each member of the Shareholder Group fully understands and agrees that he, she or it must bear the economic risk of the acquisition of the Michaels Common Stock acquired by him, her or it for an indefinite period of time because the Michaels Common Stock has not been registered under the Securities Act or under the securities laws of any state or other jurisdiction and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless the Michaels Common Stock is subsequently registered for sale under the Securities Act and the applicable securities laws of such states or unless an exemption from registration is available. Each member of the Shareholder Group has received a copy of the Michaels Annual Report on Form 10-K for the fiscal year ended January 31, 1993 and all other documents filed subsequent to January 31, 1993 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (including without limitation, its Form 10-Q for the quarters ended May 2, August 1 and October 31, 1993 and its Proxy Statement dated April 29, 1993), each in the form (excluding exhibits) filed with the SEC (collectively the "Reports"). Each member of the Shareholder Group agrees that
(i) a restrictive legend in the form attached hereto as Exhibit 4.03 will be placed on each certificate representing the Michaels Common Stock delivered to him and a notation shall be made in the appropriate records of Michaels indicating that such shares are subject to restrictions on transfer, and (ii) each member of the Shareholder Group has received and reviewed this Agreement and the Reports and other documents referred to herein and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such documents. Each member of the Shareholder Group has carefully reviewed and fully understands the nature and risks of, and other considerations relating to, the issuance of the Michaels Common Stock pursuant to this Agreement. Each member of the Shareholder Group has received only the Reports and the documents attached as exhibits hereto and the other documents that Michaels may have provided at the specific request of any member of the Shareholder Group, and has received no other literature from Michaels. Except as set forth in this Agreement and the exhibits hereto, no representations or warranties have been made to any member of the Shareholder Group or any other Shareholder by Michaels or by any person acting on behalf of Michaels with respect to the business or financial condition of Michaels.

      SECTION 4.04.  PERSONAL HOLDING COMPANY; CONTROL OF RELATED BUSINESSES.
No member of the Shareholder Group owns the Shares (which are set forth opposite his, her or its name on Exhibit 2.08), directly or indirectly, beneficially or of record, through a personal holding company. Except as set forth in Exhibit 4.04, no member of the Shareholder Group controls another business that is in the same or similar line of business as the Targets or that has or is engaged in transactions with the Targets except transactions in the ordinary course of business.

      SECTION 4.05. OWNERSHIP OF MICHAELS COMMON STOCK. Except as set forth in Exhibit 4.05, no member of the Shareholder Group, and to the best knowledge of the Shareholder Group, no other Shareholder directly or indirectly, beneficially or of record, owns or has any ownership interest in Michaels Common Stock or any securities convertible into Michaels Common Stock.

      SECTION 4.06.  TRANSFERS OF TARGET COMMON STOCK.  Set forth in Exhibit
4.06 is a list of all transfers or other transactions involving common stock of the Targets since March 1, 1991. All transfers of common stock of the Targets have been made for valid business reasons and not in anticipation or contemplation of the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE V.

                  REPRESENTATIONS AND WARRANTIES OF MICHAELS

      Michaels represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

      SECTION 5.01. ORGANIZATION AND GOOD STANDING. Michaels is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

      SECTION 5.02. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by Michaels of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Michaels. This Agreement and each other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by Michaels and constitute or will constitute legal, valid and binding obligations of Michaels, enforceable against Michaels in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

      SECTION 5.03. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of Michaels or any agreement, indenture or other instrument under which Michaels is bound or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Michaels or the properties or assets of Michaels.

      SECTION 5.04. FINDER'S FEE. Michaels has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby except those for which neither the Targets nor the Shareholder Group shall have any liability.

      SECTION 5.05. CAPITAL STOCK. All of the outstanding shares of common stock of each Newco are or will be as of the Closing Date validly issued, fully paid and nonassessable and are or will be as of the Closing Date owned directly by Michaels, free and clear of all liens, claims and encumbrances. The issuance and delivery by Michaels of shares of Michaels Common Stock in connection with the Merger have been duly and validly authorized by all necessary corporate action on the part of Michaels. The shares of Michaels Common Stock to be issued in connection with the Merger, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

     SECTION 5.06. ACCURACY OF INFORMATION FURNISHED. All written information concerning Michaels and furnished to the Shareholders in connection with the transactions contemplated hereby including, without limitation the Reports, is true, correct and complete in all material respects as of the respective dates of such information. Such information states all facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, true, correct and complete in all material respects.

      SECTION 5.07. ELIGIBILITY TO USE REGISTRATION STATEMENT ON FORM S-3. Michaels meets the eligibility requirements for the use of registration statements on Form S-3 for transactions involving secondary offerings.

      SECTION 5.08. TRADING THROUGH NASDAQ-NMS. When the Registration Statement (as hereafter defined) is declared effective by the SEC, the Michaels Common Stock to be issued pursuant to this Agreement will be eligible for trading through the NASDAQ-NMS subject to the restrictions on trading contained in this Agreement and the Shareholders' Letters and the restrictions contained in federal and state securities laws.

      SECTION 5.09. ENFORCEMENT ACTIONS. Michaels is not the subject of any enforcement action pending, or to the best of its knowledge, threatened, before or by the SEC or any state securities agency.

                                 ARTICLE VI.

                  SHAREHOLDER GROUP'S AND TARGETS' COVENANTS

      Each Target and each member of the Shareholder Group jointly and severally agree that between the date hereof and the Closing:

      SECTION 6.01. CONSUMMATION OF AGREEMENT; MEETINGS OF STOCKHOLDERS. Each Target and each member of the Shareholder Group shall use their best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions. Each

Target and each member of the Shareholder Group will take all action necessary in accordance with applicable law and the Certificate or Articles of Incorporation and Bylaws of each Target to convene a meeting of each Target's stockholders as promptly as practicable to consider and vote upon the approval of this Agreement. The Boards of Directors of each Target shall recommend approval of the Merger and shall take all lawful action to solicit such approval. Each member of the Shareholder Group agrees to vote his Shares in favor of the Merger.

      SECTION 6.02. BUSINESS OPERATIONS. Each Target shall operate its respective business in the ordinary course and will not introduce any new method of management or operation. Each Target and each member of the Shareholder Group shall use their best efforts to preserve the business of each Target intact, to retain its present customers and suppliers so that they will be available to the Surviving Corporation after the Closing. No Target nor any member of the Shareholder Group shall take any action that could adversely affect the condition (financial or otherwise), operations, assets, liabilities, business or prospects of any Target without the prior written consent of Michaels or take or fail to take any action that would cause or permit the representations made in Article III to be inaccurate at the time of Closing or preclude any Target or any member of the Shareholder Group from making such representations and warranties at the Closing.

      SECTION 6.03. ACCESS. Each Target and each member of the Shareholder Group shall permit Michaels and its authorized representatives full access to, and make available for inspection, all of the assets and business of each Target, including its employees, customers and suppliers, and permit Michaels and its authorized representatives to inspect and make copies of all documents, records and information with respect to the affairs of each Target as Michaels and its representatives may request, all for the sole purpose of permitting Michaels to become familiar with the business and assets and liabilities of each Target.

      SECTION 6.04. NOTIFICATION OF CERTAIN MATTERS. Each Target and each member of the Shareholder Group shall promptly inform Michaels in writing of (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by any of the Targets, subsequent to the date of this Agreement and prior to the Effective Time, under any Commitment material to its financial condition, properties, business or results of operations and to which it is subject; (b) any material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of any Target, and (c) the receipt of any demand or other notice by any Shareholder to exercise appraisal rights. Notwithstanding the disclosure to Michaels of any such material adverse change, no Target nor any member of the Shareholder Group shall be relieved of any liability for, nor shall the providing of such information by any Target or any member of the Shareholder Group to Michaels be deemed a waiver by Michaels of, the breach of any representation or warranty of any Target or any member of the Shareholder Group contained in this Agreement.

      SECTION 6.05. APPROVALS OF THIRD PARTIES. Each Target and each member of the Shareholder Group shall use their best efforts to secure, as soon as practicable after the date hereof, all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby including without limitation all necessary approvals and consents required under any real property leases.

      SECTION 6.06. EMPLOYEE MATTERS. No Target shall, without the prior written approval of Michaels, except as required by law:

            (i)  increase the Cash Compensation of any employee of any Target;

            (ii)  adopt, amend or terminate any Compensation Plan;

            (iii)  adopt, amend or terminate any Employment Agreement;

            (iv) adopt, amend or terminate any Employee Policies and Procedures;

            (v)  institute, settle or dismiss any employment litigation;

            (vi) enter into, modify, amend or terminate any agreement with any union, labor organization or collective bargaining unit; or

            (vii) take or fail to take any action with respect to any past or present employee of any Target that would adversely affect the business of any Target.

      SECTION 6.07. EMPLOYEE BENEFIT PLANS. No Target shall, without the prior written approval of Michaels, except as required by law:

      (a) adopt or amend any Employee Benefit Plan; provided, however, the Targets may terminate all existing Employee Benefit Plans;

      (b) take any action that would deplete the assets of any Employee Benefit Plan, other than payment of benefits in the ordinary course to participants and beneficiaries;

      (c) fail to pay any premium or contribution due or with respect to any Employee Benefit Plan;

      (d) fail to file any return or report with respect to any Employee Benefit Plan; or

      (e) take or fail to take any action that would adversely affect any Employee Benefit Plan.

      SECTION 6.08. CONTRACTS. Except with Michaels' prior written consent, no Target shall waive any right or cancel any contract, debt or claim nor will it assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale except in the ordinary course of business.

      SECTION 6.09. CHANGES IN INVENTORY. Except in the ordinary course of business consistent with past practice, no Target shall alter the physical contents or character of its inventory or the mixture of products in its inventory so as to affect the nature of any Target's business or result in a change in the total dollar valuation thereof. Each Target will consult with officers of Michaels before placing any seasonal orders.

      SECTION 6.10. CAPITAL ASSETS; PAYMENTS OF LIABILITIES. No Target shall, without the prior written approval of Michaels or as otherwise contemplated by this Agreement (i) acquire or dispose of any capital asset having an initial cost of $10,000 or more, or acquire or dispose of any capital asset outside of the ordinary course of business or (ii) discharge or satisfy any lien or encumbrance or pay or perform any obligation or liability other than
(a) liabilities and obligations reflected in the Financial Statements or (b) current liabilities and obligations incurred in the usual and ordinary course of business of such Target since the date of the Combined Balance Sheet and, in either case (a) or (b) above, only as required by the express terms of the agreement or other instrument pursuant to which the liability or obligation was incurred.

      SECTION 6.11. MORTGAGES, LIENS AND GUARANTIES. No Target shall, without the prior written approval of Michaels, enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, permit any security interest, lien, encumbrance or claim of any kind to attach to any of its assets, whether now owned or hereafter acquired, or guarantee or otherwise become contingently liable for any obligation of another, except obligations arising by reason of endorsement for collection and other similar transactions in the ordinary course of business, or make any capital contribution or investment in any corporation, business or other person.

      SECTION 6.12. NO NEGOTIATION WITH OTHERS. No member of the Shareholder Group nor any Target shall solicit or participate in negotiations with (and each member of the Shareholder Group and each Target shall use their best efforts to prevent any affiliate, shareholder, director, officer, employee or other representative or agent of any Target from negotiating with, soliciting or participating in negotiations with) any third party with respect to the sale of the business of any Target or any transaction inconsistent with those contemplated hereby.

      SECTION 6.13. DISTRIBUTIONS AND REPURCHASES. No distribution, payment or dividend of any kind will be declared or paid by any Target, nor will any repurchase of any of any Target's capital stock be approved or effected.

      SECTION 6.14. REQUIREMENTS TO EFFECT MERGERS. The Targets and each member of the Shareholder Group shall use their best efforts to take, or cause to be taken, all actions necessary to effect the Mergers under applicable law, including without limitation the filing with the appropriate government officials all necessary documents in form approved by counsel for the parties to this Agreement.

      SECTION 6.15. VOTING OF SHARES; IRREVOCABLE PROXY. Each member of the Shareholder Group agrees that until the earlier of (i) the Effective Time or
(ii) the termination of the Agreement (the earliest of such dates being hereinafter referred to as the "Expiration Date"), each such member of the Shareholder Group shall vote all Shares owned by the member of the Shareholder Group at any meeting of the stockholders of any Target (whether annual or special and whether or not an adjourned or postponed meeting), or, if applicable, take action by written consent (x) for adoption of the Agreement, as hereby amended, and in favor of the Mergers and any other transactions contemplated by the Agreement, and (y) against any action, omission or agreement which would impede or interfere with, or have the effect of discouraging, the Mergers, including, without limitation, any acquisition proposal other than the Mergers. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. In the event that any member of the Shareholder Group shall fail to comply with the provisions of this Section
6.15 (as determined by Michaels in its reasonable discretion), such member of the Shareholder Group hereby agrees that such failure shall result, without any further action by the Shareholder Group, in the irrevocable appointment of Michaels, until termination of this Agreement, as its attorney and proxy pursuant to the provisions of applicable corporate law, with full power of substitution, to vote and otherwise act (by written consent or otherwise) with respect to the Stock which the member of the Shareholder Group is entitled to vote at any meeting of stockholders of a Target (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, on the matters and in the manner specified in this Section
6.15. EACH MEMBER OF THE SHAREHOLDER GROUP ACKNOWLEDGES THAT THIS PROXY IS COUPLED WITH AN INTEREST, AND CONSTITUTES, AMONG OTHER THINGS, AN INDUCEMENT FOR MICHAELS TO ENTER INTO THIS AGREEMENT, IS IRREVOCABLE AND SHALL NOT BE TERMINATED BY OPERATION OF LAW UPON THE OCCURRENCE OF ANY EVENT, INCLUDING, WITHOUT LIMITATION, THE DEATH OR INCAPACITY OF THE SHAREHOLDER. Notwithstanding any provision contained in such proxy, such proxy shall terminate upon the Expiration Date.

      SECTION 6.16. ACCOUNTING TREATMENT. No Target nor any member of the Shareholder Group shall take any action, or fail to take any action, which, in the reasonable judgment of the independent auditors of Michaels, shall disqualify the transactions contemplated by this Agreement for "pooling of interests" accounting treatment (determined in accordance with generally accepted accounting principles).

      SECTION 6.17. ACCOUNTS PAYABLE. Three days prior to the Closing Date each Target shall provide Michaels with a current list of accounts payable, amounts drawn under its lines of credit, bank loans or similar credit facilities, and accrued interest due on such borrowings which list shall represent a good faith estimate of the amounts due and payable.

      SECTION 6.18. COMBINED FINANCIAL STATEMENTS. On or before March 17, 1994 the Targets shall deliver to Michaels the Combined Balance Sheet and the Combined Statement of Income.

                                 ARTICLE VII.

                             MICHAELS' COVENANTS

      Michaels agrees that between the date hereof and the Closing:

      SECTION 7.01. CONSUMMATION OF AGREEMENT. Subject to Michaels' rights to terminate this Agreement (including, without limitation its right to terminate pursuant to Section 14.01(d)), Michaels shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions and take all corporate and other action necessary to approve the Mergers.

      SECTION 7.02. REQUIREMENTS TO EFFECT MERGER. Michaels will use its best efforts to take, or cause to be taken, all actions necessary to effect the Mergers under applicable law, including without limitation the filing with the appropriate government officials all necessary documents in form approved by counsel for the parties to this Agreement.

      SECTION 7.03. REGISTRATION STATEMENT. As soon as practicable after the execution of this Agreement, Michaels shall use reasonable efforts to file a Registration Statement on Form S-3 (the "Registration Statement") with the SEC and to register, as promptly as is practicable, the sale by the Shareholders of the Michaels Common Stock issued pursuant to this Agreement from time to time in the open market. Michaels shall maintain the effectiveness of such Registration Statement until the later of two years from the Closing Date or until all such shares may be sold pursuant to the terms of Rule 144 promulgated under the Securities Act and not be subject to the volume resale limitations contained in Rule 144(e). The Shareholders may sell the Michaels Common Stock subject to the restrictions set forth in Section 12.02 and the restrictions contained in the Shareholder's Letters attached as Exhibit 8.03. In accomplishing the foregoing registration, the following procedures shall be utilized:

      (a) SHAREHOLDER INFORMATION. The Targets and each member of the Shareholder Group shall use their best efforts to cause the Shareholders to furnish to Michaels in writing appropriate information required for inclusion in the Registration Statement, including a description of the proposed plans of distribution, and any other matters in connection therewith as Michaels may reasonably request in writing. If any Shareholder fails to provide such information, Michaels shall not be obligated to include such Shareholder or his, hers or its shares of Michaels Common Stock in the Registration Statement.

      (b) EXPENSES. All expenses incurred by Michaels in complying herewith, including without limitation all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for Michaels, are herein called "registration expenses" and all underwriting discounts, taxes and selling commissions applicable to the sales and all fees and disbursements of separate counsel for any Shareholder are herein called "selling expenses." Except as otherwise specifically provided herein, in any registration pursuant to this Section 7.05, Michaels shall pay all of the registration expenses incurred in connection therewith and each Shareholder shall bear his own selling expenses.

      (c) MICHAELS INDEMNIFICATION. Michaels hereby agrees to indemnify and hold harmless each Shareholder, each underwriter (within the meaning of the Securities Act) who may purchase from or sell for any Shareholder any of the Michaels Common Stock each broker and any other person acting on behalf of such Shareholder, from and against any and all losses, claims, obligations, demands, assessments, penalties, costs, damages, liabilities and expenses (including attorneys' fees and other expenses for investigation and defense with respect to the foregoing) (collectively "Damages"), joint or several, to which any of the foregoing persons may be or become subject insofar as such Damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any prospectus forming a part thereof, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by any such untrue statement or omission based upon information furnished in writing to Michaels by any such Shareholder, underwriter, broker or person expressly for use therein. The foregoing indemnification will also be for the benefit of each person, if any, who controls such Shareholder, underwriter, broker or person within the meaning of the Securities Act.

      (d)   SHAREHOLDER INDEMNIFICATION.  The Targets and the Shareholder
Group shall use their best efforts to cause each Shareholder to execute a document at Closing evidencing his, her or its agreement to, jointly and severally, indemnify Michaels, its directors, each officer signing the Registration Statement and each person, if any, who controls Michaels within the meaning of the Securities Act, from and against any and all Damages to which any of the foregoing persons may become subject insofar as such Damages arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in the prospectus forming a part thereof, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein not misleading, but only insofar as such Damages are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon written information furnished to Michaels by any such Shareholder or underwriter, broker or person engaged by such Shareholder or acting on such Shareholder's behalf expressly for use therein. If any Shareholder fails to provide such information, Michaels shall not be obligated to subsequently include such Shareholder or his, hers or its shares of Michaels Common Stock in the Registration Statement until the Shareholder provides such information; provided, that Michaels shall only be obligated to include such Shareholder or his, her or its shares of Michaels Common Stock in the Registration Statement if such Shareholder agrees to reimburse Michaels for its additional costs incurred in so doing; including, without limitation, additional registration fees, fees and expenses of accountants, and fees and expenses of counsel.

      (e) BLUE SKY REGISTRATION. If the Shareholders reasonably request, Michaels shall use reasonable efforts to register or qualify the Michaels Common Stock being issued under this Agreement, under applicable state securities statutes, at the expense of Michaels provided that for such purpose Michaels shall not be required to qualify as a dealer in securities, qualify to do business in any jurisdiction where Michaels is not at the time so qualified or to execute a general consent to service of process in any jurisdiction (other than for actions arising out of the offer or sale of the Michaels Common Stock).

      SECTION 7.04. PUBLICLY AVAILABLE INFORMATION. Michaels shall deliver to James N. Ross and Robert T. Rogers, on behalf of and for the benefit of the Shareholders, (i) copies of all documents filed by Michaels with the SEC and which are publicly available and (ii) copies of all news releases distributed by Michaels.

                                ARTICLE VIII.

           COVENANTS OF MICHAELS, THE SHAREHOLDER GROUP AND TARGETS

      SECTION 8.01. FILING; OTHER ACTION. Subject to the terms and conditions herein provided, each member of the Shareholder Group, each Target and Michaels shall use all reasonable efforts to cooperate with one another in
(a) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States and the several states in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (b) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations. Subject to the terms and conditions herein provided, each Target, each member of the Shareholder Group and Michaels shall use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all of the things, necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Michaels, Newco and the Targets shall take all such necessary action.

      SECTION 8.02. LEGAL CONDITIONS TO MERGER. Each party shall, and shall cause each of its subsidiaries to, use its best efforts to take or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed on such party or its subsidiaries with respect to the Merger and subject to the terms and conditions set forth in this Agreement, to consummate the transactions contemplated by this Agreement. Each party will promptly cooperate with and furnish information to each other party in connection with any such restrictions suffered by, or requirement imposed upon, it or any of its subsidiaries in connection with the foregoing.

      SECTION 8.03. AGREEMENTS BY SHAREHOLDERS OF THE TARGETS. The Targets shall use all reasonable efforts to deliver or cause to be delivered to Michaels, prior to the Effective Time, from each of the Shareholders, Shareholder's Letters in the form attached hereto as Exhibit 8.03. Michaels and Newco shall be entitled to place legends as specified in such Shareholder's Letters on the certificate evidencing any Michaels Common Stock to be received by such Shareholders pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Michaels Common Stock, consistent with the terms of such Shareholder's Letters and this Agreement.

                                 ARTICLE IX.

                        MICHAELS' CONDITIONS PRECEDENT

      Except as may be waived in writing by Michaels, the obligations of Michaels hereunder are subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

      SECTION 9.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties of each member of the Shareholder Group and each Target contained herein shall have been true and correct in all respects when initially made and shall be true and correct in all respects as of the Closing Date; and Michaels shall have received a certificate of each Target's President, and of each member of the Shareholder Group, dated as of the Closing Date, to the foregoing effect.

      SECTION 9.02. COVENANTS AND CONDITIONS. Each Target and each member of the Shareholder Group shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by such Target or such member of the Shareholder Group prior to the Closing Date; and Michaels shall have received a certificate of each Target's President, and of the Shareholder Group, dated as of the Closing Date, to the foregoing effect.

      SECTION 9.03. LEGAL OPINION. Counsel to the Targets shall have delivered to Michaels their opinions, dated as of the Closing Date, in form and substance satisfactory to counsel for Michaels, to the effect set forth in
Exhibit 9.03.

      SECTION 9.04. PROCEEDINGS. No action, proceeding or order by any court or governmental body or agency shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

      SECTION 9.05. NO MATERIAL ADVERSE CHANGE. No material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of any Target shall have occurred since the date of the most recent balance sheet included in the

Financial Statements, whether or not such change shall have been caused by the deliberate act or omission of any Target or any member of the Shareholder Group.

      SECTION 9.06. ACCOUNTING TREATMENT. Michaels shall have received assurances, satisfactory to Michaels in its sole discretion, that the transactions contemplated by this Agreement shall qualify for the "pooling of interest" accounting treatment (as determined in accordance with generally accepted accounting principles).

      SECTION 9.07. GOVERNMENT APPROVALS AND REQUIRED CONSENTS. Michaels shall have obtained all necessary government and other third-party approvals and consents.

      SECTION 9.08. DUE DILIGENCE REVIEW. By the Closing Date, Michaels and its advisors shall have completed a due diligence review of the business, operations, assets, facilities, books, records, legal affairs, financial statements (projected and historical) of each Target and the condition of the Targets and their respective businesses, the results of which shall be satisfactory to Michaels in its sole discretion. Such review shall include without limitation an examination of the results of a physical inventory of the assets of each Target. The cost of such physical inventory shall be borne by Michaels.

      SECTION 9.09. CLOSING DELIVERIES. Michaels shall have received all documents, duly executed in form satisfactory to Michaels and its counsel, referred to in Section 11.01.

      SECTION 9.10. SHAREHOLDER APPROVAL. This Agreement and the transactions contemplated hereby including, but not limited to, the Mergers, shall have been approved and adopted by the requisite vote of the shareholders of each Target in accordance with the laws of such Target's respective state of incorporation.

      SECTION 9.11. PRE-CLOSING SALES. All trucks and vans of the Targets may be sold at no less than the book value thereof and the proceeds of such sales shall be retained by the Targets. All automobiles may be transferred by the Targets subject to the existing indebtedness thereon.

      SECTION 9.12. WAREHOUSE OPERATIONS. In order to facilitate the elimination of facilities which are duplicative of those of Michaels, Target 1 shall cause the termination of the Warehouse Lease and shall transfer and assign the furniture, fixtures and equipment owned by Target 1 at such location to the landlord under the Warehouse Lease, who shall indemnify and hold harmless Target 1 from and against any and all Damages with respect to the Warehouse Lease and with respect to operations at the warehouse from and after the Closing Date. Target 1 shall obtain from the landlord under the Warehouse Lease an agreement to permit Michaels to keep the inventory located at the warehouse for a period of 90 days. Target 1 shall terminate its employees employed at the warehouse, some of which employees may be immediately hired by the landlord under the Warehouse Lease, who shall assume all liabilities with respect to all the terminated employees and shall indemnify and hold harmless Michaels and the Targets from and against any and all Damages with respect to the termination by Target 1 of such employees.

Target 1 shall reimburse the landlord under the Warehouse Lease for such Target's allocable share of all direct, out-of-pocket expenses incurred by reason of and directly attributable to the inventory remaining in the warehouse (e.g. labor costs, utility costs, rent in the amount of $5,000.00 per month, freight costs, etc.), but shall not be required to reimburse the landlord under the Warehouse Lease for any fixed costs (e.g. insurance, taxes, any additional rent in excess of the above referenced $5,000.00 per month, maintenance, etc.).

      SECTION 9.13. AFFILIATED LEASES. With respect to each Affiliated Lease, Target 1 (with respect to its store location only), Target 2, Target 7, Target 14 and Target 17 shall have obtained an amended lease agreement with their respective landlords on terms acceptable to Michaels.

      SECTION 9.14. SALEM STORE. In order to facilitate the elimination of facilities which are duplicative of those of Michaels, Target 4 shall transfer and assign the Salem Lease and the furniture, fixtures and equipment owned by Target 4 at such location to a third party reasonably acceptable to Michaels, which third party shall indemnify and hold harmless Target 4 and Michaels from and against any and all Damages with respect to the Salem Lease with respect to operations therein from and after the Closing Date. Target 4 shall use reasonable efforts to obtain from the landlord under the Salem Lease a novation of such lease releasing Target 4 from any further liability under the Salem Lease. Target 4 shall terminate its employees at such store which employees may be immediately hired by the third party acquiring the Salem Lease. Such third party shall assume all liabilities with respect to all the terminated employees and shall indemnify and hold harmless Michaels and the Targets from and against any and all Damages with respect to the termination by Target 4 of such employees.

     SECTION 9.15. BEAVERTON PARTY STORE. In order to facilitate the elimination of facilities which are duplicative of those of Michaels, Target 18 shall transfer and assign the Beaverton Party Depot Lease and the furniture, fixtures, equipment, inventory, accounts payable and any and all right to the corporate name "Party Depot Inc." owned or owed by Target 18 at or with respect to such location to a third party reasonably acceptable to Michaels, which third party shall indemnify and hold harmless Target 18 and Michaels from and against any and all Damages with respect to the Beaverton Party Depot Lease and the accounts payable. Target 18 shall use reasonable efforts to obtain from the landlord under the Beaverton Party Depot Lease, a novation of such lease releasing Target 18 from any further liability under the Beaverton Party Depot Lease. Target 18 shall terminate its employees at such store, some of which employees may be immediately hired by the third party acquiring the Beaverton Party Depot Lease. Such third party shall assume all liabilities with respect to all the terminated employees and shall indemnify and hold harmless Michaels and the Targets from and against any and all Damages with respect to the termination by Target 18 of such employees. Prior to the Closing Date, Target 18 shall change its corporate name to a name dissimilar from "Party Depot Inc." which name shall be acceptable to Michaels.

      SECTION 9.16. ORANGE LEASE. Target 16 shall have obtained an extension of the Orange Lease providing for fair market rental payments and otherwise on terms acceptable to Michaels;

provided however, that the failure by Target 16 to obtain such extension shall not operate as a failed condition precedent but shall reduce the total number of shares of Michaels Common Stock to be issued pursuant to Section 2.08(a).

      SECTION 9.17. RELEASE OF GUARANTIES. Target 1, Target 2, Target 7 and Target 14 shall obtain a release of the guaranties with respect to the loans incurred by the landlords of their respective stores and more specifically set forth in Exhibit 3.08. Further, Target 1, Target 2, Target 7 and Target 14 shall obtain from the obligors (and partners thereof) of such loans an indemnity in form and substance satisfactory to Michaels from and against any liability with respect to such guaranties.

      SECTION 9.18. CONVERSION OF PARTNERSHIP INTEREST. Target 2 shall convert its partnership interest in the Beaverton Building Venture Group into pre-paid rent with respect to the Beaverton Craft & Floral Lease, such pre-paid rent to be amortized over the remaining term of such lease, all of which shall be on terms acceptable to Michaels.

      SECTION 9.19. TERMINATION OF SHAREHOLDER AGREEMENTS. The Targets shall have terminated all existing shareholder agreements.

                                  ARTICLE X.

          TARGETS' AND THE SHAREHOLDER GROUP'S CONDITIONS PRECEDENT

      Except as may be waived in writing by each Target and each member of the Shareholder Group, the obligations of each Target and each member of the Shareholder Group hereunder are subject to fulfillment at or prior to the Closing Date of each of the following conditions:

      SECTION 10.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Michaels contained herein shall be true and correct in all respects as of the Closing Date; and Michaels shall have delivered to the Targets a certificate of Michaels' President, dated as of the Closing Date, to the foregoing effect.

      SECTION 10.02. COVENANTS AND CONDITIONS. Michaels shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date; and Michaels shall have delivered to the Targets a certificate of Michaels' President, dated as of the Closing Date, to the foregoing effect.

      SECTION 10.03. PROCEEDINGS. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

      SECTION 10.04. MATERIAL ADVERSE CHANGE. No material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of Michaels shall have occurred since the date of this Agreement; provided, however, a decrease in the trading price of Michaels Common Stock shall not be deemed to constitute a material adverse change in the conditions, operations, assets, liabilities, business or prospects of Michaels.


                                 ARTICLE XI.

                              CLOSING DELIVERIES

      SECTION 11.01. DELIVERIES OF THE TARGETS AND THE SHAREHOLDER GROUP. At the Closing, the Targets and the Shareholder Group shall deliver to Michaels the following, all of which shall be in a form satisfactory to counsel to Michaels:

      (a) a copy of resolutions of the Board of Directors and Shareholders of each Target authorizing the execution, delivery and performance of this Agreement and all related documents and agreements and consummation of the Mergers, each certified by the Secretary of that corporation as being true and correct copies of the originals thereof subject to no modifications or amendments;

      (b) a certificate of the President of each Target, and each member of the Shareholder Group, dated the Closing Date, as to the truth and correctness of the representations and warranties of each Target and each member of the Shareholder Group contained herein on and as of the Closing Date;

      (c) a certificate of the President of each Target, and each member of the Shareholder Group, dated the Closing Date, (i) as to the performance of and compliance by each Target and each member of the Shareholder Group with all covenants contained herein on and as of the Closing Date and (ii) certifying that all conditions precedent of the Targets and the Shareholder Group to the Closing have been satisfied;

      (d) a certificate of the Secretary of each Target certifying as to the incumbency of the directors and officers of such Target and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of such Target;

      (e) a certificate, dated within 20 days of the Closing Date, of the Secretary of State of the respective states of incorporation for each Target establishing that such respective Target is in existence, has paid all franchise or similar taxes, if any, and, if applicable, otherwise is in good standing to transact business in its state of incorporation;

      (f) certificates, dated within 20 days of the Closing Date, of the Secretaries of State of the states in which each respective Target is qualified to do business, to the effect that such

Target is qualified to do business and, if applicable, is in good standing as a foreign corporation in each of such states;

      (g) an opinion of Powers, McCulloch & Bennett and Cooksey, Howard, Martin & Toolen, counsel to the Targets dated as of the Closing Date, pursuant to Section 9.03;

      (h) all authorizations, consents, approvals, permits and licenses referenced in Section 3.06, including, without limitation, all consents required under the Real Property Leases;

      (i) the resignations of the directors and officers of each Target as requested by Michaels;

      (j) an executed Noncompetition and Confidentiality Agreement between Michaels and each member of the Shareholder Group, Robert T. Rogers, Sheila O. Rogers, L. Marilyn Ross, Nelson M. Ross and Stephen Isom in the form attached as
Exhibit 11.01(j);

      (k) executed Certificates and/or Articles of Merger necessary to effect the Mergers referred to in Section 2.03;

      (l) a nonforeign affidavit, as such affidavit is referred to in Section 1445(b)(2) of the Code, of each member of the Shareholder Group and each other Shareholder taking receipt of Michaels Common Stock at Closing, signed under a penalty of perjury and dated as of the Closing Date, to the effect that such Shareholder is a United States citizen (and thus not a foreign person) and providing such Shareholders' United States taxpayer identification number;

      (m)   executed amended Affiliated Leases referred to in Section 9.13;

      (n) executed documents in form satisfactory to counsel to Michaels pursuant to which (i) each member of the Shareholder Group, (ii) each other Shareholder taking receipt of Michaels Common Stock at Closing, (iii) each officer of each Target, (iv) Michael Habif and (v) Cam Kines releases, relinquishes, waives and discharges any and all claims, demands, causes of action, suits, judgments or Damages in any kind whatsoever, whether known or unknown, that such Shareholder or officer may have against any of the Targets as of the Closing Date, for any reason whatsoever, including without limitation claims by such Shareholder or officer against any of the Targets with respect to dividends, repayments of loans, violation of preemptive rights, or payment of salaries or other compensation or in any way arising out of or in connection with his or her employment with any of the Targets, the cessation of such employment, his status as an officer, director or shareholder of any of the Targets or otherwise; the Shareholder will agree not to file any claim, suit, civil action, complaint, arbitration or administrative action in any city, state or federal court or agency or arbitration tribunal with respect to any such claim, demand, cause of action, suit, judgment, controversy or Damage;

      (o) Shareholder's Letters in the form attached as Exhibits 8.03 executed by each Shareholder taking receipt of Michaels Common Stock at Closing;

      (p) executed documents in form satisfactory to counsel to Michaels pursuant to which each Shareholder taking receipt of Michaels Common Stock at Closing agrees to indemnify Michaels as set forth in Section 7.03(d); and

      (q) executed documents in form satisfactory to counsel to Michaels pursuant to which the third party transferees of the Warehouse Lease, the Salem Lease and the Beaverton Lease indemnify Michaels and Targets 1, 4 and 18, respectively, with respect to the occupation of such locations after the Closing Date;


      (r) executed copies of the Orange Lease, as extended pursuant to Section 9.16;

      (s) documents evidencing the release of guaranties and indemnities referred to in Section 9.17;

      (t) documents evidencing that the interest of Target 2 in Beaverton Building Group has been exchanged for pre-paid rent as contemplated by Section 9.18; and

      (u) such other instrument or instruments of transfer prepared by Michaels as shall be necessary or appropriate, as Michaels or its counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

      SECTION 11.02. DELIVERIES OF MICHAELS. At the Closing, Michaels shall deliver to the Targets:

      (a) a copy of the resolutions of the Board of Directors of Michaels and each Newco authorizing the execution, delivery and performance of this Agreement, and all related documents and agreements, each certified by Michaels' Secretary as being true and correct copies of the originals thereof subject to no modifications or amendments in form and substance satisfactory to James N. Ross;

      (b) a certificate of an officer of Michaels and each Newco, respectively, dated the Closing Date, as to the truth and correctness of the representations and warranties of Michaels and each Newco contained herein on and as of the Closing Date in form and substance satisfactory to James N. Ross;

      (c) a certificate of an officer of Michaels and each Newco, respectively, dated the Closing Date, (i) as to the performance and compliance by Michaels and each Newco with all covenants contained herein on and as of the Closing Date and (ii) certifying that all conditions precedent of Michaels to the Closing have been satisfied;

      (d) a certificate of the Secretary of Michaels certifying as to the incumbency of the directors and officers of Michaels who have executed documents delivered at the Closing on behalf of Michaels; and

      (e) a certificate, dated within 20 days of the Closing Date, of the Secretary of State of Michaels' and each Newco's state of incorporation, establishing that Michaels and each Newco is in existence, has paid all state taxes and, if applicable, otherwise is in good standing to transact business in such state.

                                 ARTICLE XII.

                             POST CLOSING MATTERS

      SECTION 12.01. FURTHER INSTRUMENTS OF TRANSFER. Following the Closing, at the request of Michaels, the Shareholder Group and the Targets shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to (i) vest in Michaels good and marketable title to the assets of the Targets that are personal property and good and indefeasible title to the assets of the Targets that are real property and (ii) transfer to Michaels all licenses and permits necessary for the operation of such Assets.

      SECTION 12.02.  REGISTRATION; RE-SALE OF MICHAELS STOCK CONSIDERATION.
As set forth in Section 7.03, Michaels shall use reasonable efforts to file the Registration Statement with the SEC registering the sale of the Michaels Common Stock by the Shareholders from time to time in the open market. In connection with the disposition of the Michaels Common Stock under the Registration Statement, in order for the Shareholders to dispose of Michaels Common Stock with a prospectus that is a part of the Registration Statement, the Shareholders must give Michaels written notice of their intention to sell any of the Michaels Common Stock at least two (2) but not more than twenty (20) business days prior to the date of the proposed sale(s), which notice shall include the number of shares proposed to be disposed, whether the shares are to be sold in an underwritten offering and the time period during the forty-five (45) business days following the date of such notice during which the shares may be disposed (the "Sale Period"), and the Shareholders agree that, during each Sale Period, they shall not deliver any prospectus that is a part of the Registration Statement in connection with any disposition of the Michaels Common Stock during any period of time when, but only so long as, Michaels, after receipt of the notice set forth above, notifies the Shareholders (a "Delay Notice") that Michaels is in possession of material non-public information that, in the exercise of its reasonable judgment based on the advice of its counsel, would be required to be disclosed in the Registration Statement (or any amendment, or post-effective amendment thereto) in order to comply with SEC requirements, which material information may relate, including, without limitation, to a financing project or a pending acquisition, merger or other material corporate reorganization to which Michaels is or is expected to be a party; provided that Michaels shall advise the Shareholders in writing as soon as any such delay is no longer applicable; provided further that the Shareholders shall only be prevented from disposing of Michaels Common Stock with a prospectus under the Registration

Statement for up to 90 consecutive days (a "Delay Period") following the receipt of a Delay Notice and any two Delay Periods must be at least 30 days apart during which time the Shareholders shall be permitted to dispose of the Michaels Common Stock with a prospectus under the Registration Statement.

      SECTION 12.03. RIGHT OF RESCISSION. If any Shareholder takes any action, or fails to take any action, which action or failure to act results in a breach of terms of the Shareholder's Letter (whether or not such Shareholder has executed a Shareholder's Letter), and Michaels shall have been advised by its independent auditors that, as a result of such breach, there exists a reasonable likelihood that the transactions contemplated by this Agreement shall not qualify for the "pooling of interests" accounting treatment (in accordance with generally accepted accounting principles), then Michaels shall have the right, upon five (5) days written notice, to rescind the transactions contemplated by this Agreement and the parties agree to take, and the Shareholder Group, jointly and severally, agrees to be responsible for all of Michaels' and the Targets' expenses related to, any and all action necessary in order to return the parties to their respective positions prior to the consummation of the transactions contemplated by this Agreement, such amount to be net of any benefit received by Michaels.

      SECTION 12.04. CERTIFICATES ISSUED WITHOUT RESTRICTIVE LEGEND. If shares of Michaels Common Stock delivered pursuant to this Agreement are sold, transferred or otherwise disposed of pursuant to the Registration Statement and in accordance with the terms of the Shareholder's Letters, Michaels agrees to direct its transfer agent to issue a certificate or certificates evidencing Michaels Common Stock to the transferee(s) thereof without a restrictive legend.

      SECTION 12.05. NEWS RELEASES. Until such date as the Shareholders are permitted to sell shares of Michaels Common Stock pursuant to the terms of the Shareholder's Letter, Michaels shall deliver to James N. Ross and Robert T. Rogers, on behalf of and for the benefit of the Shareholders, copies of all news releases distributed by Michaels.

      SECTION 12.06. CUSTOMER LIST. So long as he is in compliance with the terms of his Noncompetition and Confidentiality Agreement, to be executed at the Closing of the transactions contemplated by this Agreement, and subject to the terms thereof, James N. Ross shall have a royalty free, non-assignable (other than to an entity controlled by Ross) license to use the customer list of the Targets as in effect on the Closing Date. Michaels shall be under no duty to update the customer list or to provide James N. Ross with access to customer lists of Michaels or the Targets subsequent to the Closing Date.

                                ARTICLE XIII.

                                   REMEDIES

      SECTION 13.01. INDEMNIFICATION BY THE SHAREHOLDER GROUP. Subject to the terms and conditions of this Article, each member of the Shareholder Group, jointly and severally, agrees to indemnify, defend and hold Michaels and its directors, officers, employees, agents, attorneys and affiliates harmless from and against all Damages asserted against or incurred by such indemnitees by reason of or resulting from:

      (a) a breach of any representation, warranty or covenant of the Shareholder Group or any Target contained herein, in any exhibit, schedule, certificate or financial statement delivered hereunder, or in any agreement executed in connection with the transactions contemplated hereby;

      (b) any product liability or breach of warranty claims relating to products sold by any Target prior to or on the Closing Date, and all general liability claims arising out of or relating to occurrences of any nature relating to any of the Targets' businesses prior to the Closing Date, whether any such claims are asserted prior to, on or after the Closing Date;

      (c) any obligation or liability arising out of transactions or events occurring before Closing under or related to any Employee Benefit Plan or the termination thereof;

      (d) any tax filing or return or payment made, or position taken, by any Target prior to Closing that any governmental authority challenges and that results in an assertion of Damages against Michaels, or the Targets subject to the reserves set forth in the Financial Statement;

      (e) any liability (including, without limitation, severance obligations if any) incurred by Michaels or any of the Targets related to the termination of employees by Target 1, Target 4 and Target 18 working at the warehouse facility and the subsequent hiring by a third party as contemplated by Sections 9.12,
9.14 and 9.15 of this Agreement;

      (f) any liability arising out of or related to the use of the name "Party Depot" by any of the Targets prior to the Closing Date; and

      (g) any liability arising out of the leases assigned to third parties by Targets 1, 4 and 18 pursuant to Sections 9.12, 9.14 and 9.15 for events occurring after the Closing Date.

      THE FOREGOING INDEMNIFICATION APPLIES, WITHOUT LIMITATION, TO THE VIOLATION ON OR BEFORE THE CLOSING DATE OF ANY ENVIRONMENTAL LAW IN EFFECT ON OR BEFORE THE CLOSING DATE AND ANY AND ALL MATTERS ARISING OUT OF ANY ACT, OMISSION, EVENT OR CIRCUMSTANCE EXISTING OR OCCURRING ON OR PRIOR TO THE CLOSING DATE (INCLUDING WITHOUT LIMITATION THE PRESENCE ON THE REAL PROPERTY OR RELEASE FROM THE REAL PROPERTY OF HAZARDOUS SUBSTANCES OR SOLID WASTE DISPOSED OF OR OTHERWISE RELEASED PRIOR TO THE CLOSING DATE), REGARDLESS OF WHETHER THE ACT,

OMISSION, EVENT OR CIRCUMSTANCE CONSTITUTED A VIOLATION OF ANY ENVIRONMENTAL LAW AT THE TIME OF ITS EXISTENCE OR OCCURRENCE; PROVIDED THAT SUCH INDEMNITY SHALL NOT APPLY WITH RESPECT TO MATTERS CAUSED BY OR ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF MICHAELS. THE TERMS "HAZARDOUS SUBSTANCE" AND "RELEASE" SHALL HAVE THE MEANINGS SPECIFIED IN CERCLA, AND THE TERMS "SOLID WASTE" AND "DISPOSED" SHALL HAVE THE MEANINGS SPECIFIED IN RCRA; PROVIDED THAT TO THE EXTENT THE LAWS OF THE STATE OF CALIFORNIA, OREGON OR WASHINGTON ESTABLISH A MEANING FOR "HAZARDOUS SUBSTANCE," "RELEASE," "SOLID WASTE" OR "DISPOSED" THAT IS BROADER THAN THAT SPECIFIED IN EITHER CERCLA OR RCRA, SUCH BROADER MEANING SHALL APPLY. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING AND SHALL CONTINUE INDEFINITELY THEREAFTER IN FULL FORCE AND EFFECT.

      SECTION 13.02. INDEMNIFICATION BY MICHAELS. Subject to the terms and conditions of this Article, Michaels hereby agrees to indemnify, defend and hold the Targets and the Shareholder Group and the Targets' respective directors, officers, agents, attorneys and affiliates harmless from and against all Damages asserted against or incurred by any of such indemnitees by reason of or resulting from a breach by Michaels of any representation, warranty or covenant of Michaels contained herein or in any exhibit, schedule or certificate delivered hereunder, or in any agreement executed in connection with the transactions contemplated hereby.

      SECTION 13.03. CONDITIONS OF INDEMNIFICATION. The respective obligations and liabilities of the Shareholder Group and Michaels (the "indemnifying party") to the other or to any Target (the "party to be indemnified") under Sections 13.01 and 13.02 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

      (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided that the party to be indemnified may participate in the defense with counsel of its own choice, the fees and expenses of which counsel shall be paid by the party to be indemnified unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense of such action or (iii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the party to be indemnified and the party to be indemnified has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party (in which case, if the party to be indemnified informs the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the party to be indemnified, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the party to be indemnified, which firm shall be designated in writing by the party to be indemnified).

      (b) In the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

      (c) Notwithstanding the foregoing, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified.

      (d) The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

      SECTION 13.04. WAIVER. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any exhibit or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

      SECTION 13.05. REMEDIES NOT EXCLUSIVE. The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

      SECTION 13.06. OFFSET. Any and all amounts owing or to be paid by Michaels to any Target or any member of the Shareholder Group, hereunder or otherwise, shall be subject to offset and reduction PRO TANTO by any amounts that may be owing at any time by any member of the Shareholder Group or any Target to Michaels in respect of any failure or breach of any representation, warranty or covenant of any member of the Shareholder Group or any Target under or in connection with this Agreement or any other agreement with Michaels or any transaction contemplated hereby or thereby, as reasonably determined by Michaels. If Michaels determines that such offset is appropriate, notice shall be given to the Shareholder Group and the Targets of such determination at least 10 days prior to the due date of the payment to be reduced. If the conditions upon which the reduction is based are cured by the Shareholder Group or any Target prior to such due date, as determined by Michaels, the amount of such payment shall not be so reduced.

      SECTION 13.07. COSTS, EXPENSES AND LEGAL FEES. Subject to the provisions of Section 15.13, whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees), except that each party hereto agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by the other parties in successfully (i) enforcing any of the terms of this Agreement or (ii) proving that another party breached any of the terms of this Agreement; notwithstanding the foregoing, all costs and expenses otherwise to be paid by a Target pursuant to (i) or (ii) above shall instead be paid by, and be the obligation of, the Shareholder Group. Michaels acknowledges that all professional fees incurred by the Targets in connection with the negotiation, preparation and execution of this Agreement and other documents pertaining to the Mergers will be paid ratably by the Targets; provided however, the expenses paid by the Targets shall not exceed $75,000.

      SECTION 13.08. SPECIFIC PERFORMANCE. Each Target and each member of the Shareholder Group acknowledge that a refusal by the Shareholder Group or any Target to consummate the transactions contemplated hereby will cause irreparable harm to Michaels, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. Therefore, Michaels shall be entitled, in addition to, and without having to prove the inadequacy of, other remedies at law, to specific performance of this Agreement, as well as injunctive relief (without being required to post bond or other security).

      SECTION 13.09. TAX EFFECT OF INDEMNIFICATION. Notwithstanding any term or provision of this Agreement to the contrary, any indemnity payments owed by one party to another party to this Agreement shall be reduced by any tax benefits to the party claiming indemnity hereunder and increased by any tax detriments to the party claiming indemnity hereunder.

      SECTION 13.10. INDEMNIFICATION LIMITATIONS. Notwithstanding the provisions of Section 13.01, the Shareholder Group shall not be required to indemnify Michaels (i) for Damages in excess of the market value on the last trading day before the Closing Date of all of the shares received by all the Shareholders at the Closing and (ii) unless the claim for indemnification is brought within the time limit set forth in Section 15.06. The total amount of any indemnity payments owed by one party to another party to this Agreement shall be reduced by the net proceeds received by the party to be indemnified with respect to any insurance policies or recovery from third parties. The preceding sentence shall not, however, impose a duty on any party to this Agreement to first pursue its remedies under insurance policies or against third parties in lieu of indemnification under this Agreement.

                                 ARTICLE XIV.

                                 TERMINATION

      SECTION 14.01.  TERMINATION.  This Agreement may be terminated:

      (a) at any time prior to the Closing Date by mutual agreement of all parties;

      (b) at any time prior to the Closing Date by Michaels and each Newco if any representation or warranty of any Target or any member of the Shareholder Group contained in this Agreement or in any certificate or other document executed and delivered by any Target or any member of the Shareholder Group pursuant to this Agreement is or becomes untrue or breached in any material respect or if any Target or any member of the Shareholder Group fails to comply in any material respect with any covenant contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within 10 days after receipt of written notice thereof.

      (c) at any time prior to the Closing Date by any Target or any member of the Shareholder Group if any representation or warranty of Michaels contained in this Agreement or in any certificate or other document executed and delivered by Michaels pursuant to this Agreement is or becomes untrue or breached in any material respect or if Michaels fails to comply in any material respect with any covenant contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within 10 days;

      (d) at any time prior to or on the Closing Date by Michaels if the results of the due diligence review described in Section 9.08 are unsatisfactory to Michaels in its sole discretion;

      (e) at the Closing Date by Michaels if the conditions stated in Article IX have not been satisfied;

      (f) at the Closing Date by any Target or any member of the Shareholder Group if the conditions stated in Article X have not been satisfied;

      (g) by Michaels or by any of the Targets if the Merger shall not have been consummated by March 31, 1994.

      SECTION 14.02. EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to Sections 14.01 (b), (c), (e) or (f) above, Michaels and each Newco, the Shareholder Group and the Targets shall each be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity. In the event of a termination of this Agreement under the provisions of this Article, a party not then in material breach of this Agreement shall stand fully released and discharged of any and all obligations under this Agreement.

                                 ARTICLE XV.

                                MISCELLANEOUS

      SECTION 15.01. AMENDMENT. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto.

      SECTION 15.02. ASSIGNMENT. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, except by Michaels to an affiliate of Michaels.

      SECTION 15.03.  PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES.
Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

      SECTION 15.04. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

      SECTION 15.05. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      SECTION 15.06.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.
The representations, warranties and covenants contained herein shall survive the Closing and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of any member of the Shareholder Group, any Target or Michaels pursuant to this Agreement shall be deemed to have been representations and warranties by each member of the Shareholder Group, such Target or Michaels, as the case may be, and, notwithstanding any provision in this Agreement to the contrary, shall survive the Closing for a period ending on the date of first issuance of Michaels audited financial statements for the fiscal year ending on or about January 27, 1995.

      SECTION 15.07. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS. THE PARTIES AGREE THAT THIS AGREEMENT SHALL BE PERFORMABLE IN DALLAS COUNTY, TEXAS.

      SECTION 15.08. CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

      SECTION 15.09. GENDER AND NUMBER. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

      SECTION 15.10. REFERENCE TO AGREEMENT. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision of this Agreement, unless otherwise noted.

      SECTION 15.11. CONFIDENTIALITY; PUBLICITY AND DISCLOSURES. Each party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure (i) by press release, filing or otherwise that Michaels has determined in its good faith judgment to be required by federal securities laws or the rules of the National Association of Securities Dealers, (ii) to attorneys, accountants, investment bankers or other agents of the parties assisting the parties in connection with the transactions contemplated by this Agreement and (iii) by Michaels in connection with obtaining financing for the transactions contemplated by this Agreement and conducting an examination of the operations and assets of the Targets; provided that Michaels shall reasonably promptly provide notice of any release made under Section 15.11(i) to the Shareholder Group. In the event that the transactions contemplated hereby are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of the other parties, except for information that is required by law to be disclosed. Confidential information includes, but is not limited to: financial records, surveys, reports, plans, proposals, financial information, information relating to personnel, contracts, stock ownership, liabilities and litigation; provided that should the transactions contemplated hereby not be consummated, nothing contained in this Section shall be construed to prohibit the parties hereto from operating businesses in competition with each other.

      SECTION 15.12. NOTICE. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand-delivered or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

            If to Michaels          Michaels Stores, Inc.
            or to a Newco:          5931 Campus Circle Drive
                                    Irving, Texas  75063
                                    Attn:  Kristen L. Magnuson

            with a copy to:         Jackson & Walker, L.L.P.
                                    901 Main Street, Suite 6000
                                    Dallas, Texas  75202
                                    Attn:  Charles D. Maguire, Jr.

            If to a Target          James N. Ross
            or a member of          9757 SE 172nd Street
            the Shareholder         Boring, Oregon  97009
            Group:

            with a copy to:         Steven R. Bennett
                                    Powers, McCulloch & Bennett
                                    1300 SW Fifth Avenue, Suite 3000
                                    Portland, Oregon  97201

Any party may change its address for notice by written notice given to the other parties in accordance with this Section.

      SECTION 15.13. CHOICE OF FORUM. The parties hereto agree that should any suit, action or proceeding arising out of this Agreement be instituted by any party hereto (other than a suit, action or proceeding to enforce or realize upon any final court judgment arising out of this Agreement), such suit, action or proceeding shall be instituted only in a state or federal court in Dallas County, Texas. Each of the parties hereto consents to the IN PERSONAM jurisdiction of any state or federal court in Dallas County, Texas and waives any objection to the venue of any such suit, action or proceeding. The parties hereto recognize that courts outside Dallas County, Texas may also have jurisdiction over suits, actions or proceedings arising out of this Agreement, and in the event that any party hereto shall institute a proceeding involving this Agreement in a jurisdiction outside Dallas County, Texas, the party instituting such proceeding shall indemnify any other party hereto for any losses and expenses that may result from the breach of the foregoing covenant to institute such proceeding only in a state or federal court in Dallas County, Texas, including without limitation any additional expenses incurred as a result of litigating in another jurisdiction, such as reasonable fees and expenses of local counsel and travel and lodging expenses for parties, witnesses, experts and support personnel.

      SECTION 15.14. SERVICE OF PROCESS. Service of any and all process that may be served on any party hereto in any suit, action or proceeding arising out of this Agreement may be made in the manner and to the address set forth in
Section 15.12 and service thus made shall be taken and held to be valid personal service upon such party by any party hereto on whose behalf such service is made.

      SECTION 15.15. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                                   MICHAELS

                                    MICHAELS STORES, INC.,
                                    a Delaware corporation


                                    By:
                                       ------------------------------------

                                    Its:
                                        -----------------------------------


                                   NEWCO 1

                                    OCFS ACQUISITION CO. #1,
                                    an Oregon corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        ------------------------------------


                                   NEWCO 2

                                    OCFS ACQUISITION CO. #2,
                                    an Oregon corporation



                                    By:
                                       ------------------------------------
                                    Its:
                                        ------------------------------------


                                   NEWCO 3

                                    OCFS ACQUISITION CO. #3,
                                    an Oregon Corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        ------------------------------------

                                   NEWCO 4

                                    OCFS ACQUISITION CO. #4,
                                    an Oregon corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        ------------------------------------


                                   NEWCO 5

                                    OCFS ACQUISITION CO. #5,
                                    a Washington corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        ------------------------------------


                                   NEWCO 6

                                    OCFS ACQUISITION CO. #6,
                                    an Oregon corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        ------------------------------------


                                   NEWCO 7

                                    OCFS ACQUISITION CO. #7,
                                    an Oregon corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        ------------------------------------

                                   NEWCO 8

                                    OCFS ACQUISITION CO. #8,
                                    an Oregon corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        ------------------------------------


                                   NEWCO 9

                                    OCFS ACQUISITION CO. #9,
                                    an Oregon corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        ------------------------------------


                                   NEWCO 10

                                    OCFS ACQUISITION CO. #10,
                                    a California corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        ------------------------------------


                                   NEWCO 11

                                    OCFS ACQUISITION CO. #11,
                                    a California corporation

                                    By:
                                       ------------------------------------
                                    Its:
                                        ------------------------------------

                                   NEWCO 12

                                    OCFS ACQUISITION CO. #12,
                                    a California corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        ------------------------------------


                                   NEWCO 13

                                    OCFS ACQUISITION CO. #13,
                                    a California corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        ------------------------------------


                                   NEWCO 14

                                    OCFS ACQUISITION CO. #14,
                                    a California corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        ------------------------------------


                                   NEWCO 15

                                    OCFS ACQUISITION CO. #15,
                                    a California corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        ------------------------------------

                                   NEWCO 16

                                    OCFS ACQUISITION CO. #16,
                                    a California corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        ------------------------------------


                                   NEWCO 17

                                    OCFS ACQUISITION CO. #17,
                                    a California corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        ------------------------------------


                                   NEWCO 18

                                    OCFS ACQUISITION CO. #18,
                                    an Oregon corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        ------------------------------------

                                    TARGET 1

                                    OREGON CRAFT & FLORAL SUPPLY CO.,
                                    INC., an Oregon corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        -----------------------------------


                                    TARGET 2

                                    OREGON CRAFT & FLORAL SUPPLY CO. II,
                                    INC., an Oregon corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        -----------------------------------


                                    TARGET 3

                                    OREGON CRAFT & FLORAL SUPPLY CO. III,
                                    INC., an Oregon corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        -----------------------------------


                                    TARGET 4

                                    OREGON CRAFT & FLORAL SUPPLY CO. IV,
                                    INC., an Oregon corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        -----------------------------------

                                    TARGET 5

                                    OREGON CRAFT & FLORAL SUPPLY CO. V,
                                    INC., a Washington corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        -----------------------------------


                                    TARGET 6

                                    OREGON CRAFT & FLORAL SUPPLY CO. VI,
                                    INC., an Oregon corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        -----------------------------------


                                    TARGET 7

                                    OREGON CRAFT & FLORAL SUPPLY CO. VII,
                                    INC., an Oregon corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        -----------------------------------

                                    TARGET 8

                                    OREGON CRAFT & FLORAL SUPPLY CO. VIII,
                                    INC., an Oregon corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        -----------------------------------


                                    TARGET 9

                                    OREGON CRAFT & FLORAL SUPPLY CO. IX,
                                    INC., an Oregon corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        -----------------------------------

                                    TARGET 10

                                    HABIF & ROSS ENTERPRISES, INC.,
                                    a California corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        -----------------------------------


                                    TARGET 11

                                    RIVERSIDE CRAFT & FLORAL SUPPLY CO.,
                                    INC., a California corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        -----------------------------------

                                    TARGET 12

                                    SAN DIEGO CRAFT & FLORAL SUPPLY CO.,
                                    INC., a California corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        -----------------------------------


                                    TARGET 13

                                    MISSION VIEJO CRAFT & FLORAL, INC.,
                                    a California corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        -----------------------------------


                                    TARGET 14

                                    H.F.C.S., INC.
                                    a California corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        -----------------------------------


                                    TARGET 15

                                    SAN LEANDRO CRAFT & FLORAL SUPPLY
                                    CO., INC., a California corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        -----------------------------------

                                    TARGET 16


                                    ORANGE CRAFT & FLORAL SUPPLY CO.,
                                    INC., a California corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        -----------------------------------


                                    TARGET 17

                                    H & H CRAFT & FLORAL SUPPLY CO.
                                    #9, INC., a California corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        -----------------------------------


                                    TARGET 18

                                    D P NUMBER 18, INC., an Oregon corporation


                                    By:
                                       ------------------------------------
                                    Its:
                                        -----------------------------------

                                    SHAREHOLDER GROUP


                                    ____________________________________________
                                    James N. Ross


                                    ROBERT T. AND SHEILA O. ROGERS, CO-TRUSTEES
                                    UDT DATED JUNE 12, 1985


                                    By:_________________________________________
                                          Robert T. Rogers, Trustee


                                    By:_________________________________________
                                          Sheila O. Rogers, Trustee


                                    NELSON M. ROSS, JR. AND L. MARILYN ROSS,
                                    TRUSTEES UNDER THE ROSS LIVING TRUST DATED
                                    JANUARY 29, 1991


                                    By:_________________________________________
                                          Nelson M. Ross, Jr., Trustee


                                    By:_________________________________________
                                          L. Marilyn Ross, Trustee


                                       SCHEDULE A

                                                                     STATE OF          FISCAL YEAR
NAME OF CORPORATION                                                INCORPORATION           END
- -------------------                                                -------------           ---
Oregon Craft & Floral Supply Co., Inc. ("Target 1")                   Oregon              6/30

Oregon Craft & Floral Supply Co. II, Inc. ("Target 2")                Oregon              6/30

Oregon Craft & Floral Supply Co. III, Inc. ("Target 3")               Oregon              7/31

Oregon Craft & Floral Supply Co. IV, Inc. ("Target 4")                Oregon              7/31

Oregon Craft & Floral Supply Co. V., Inc. ("Target 5")              Washington            7/31

Oregon Craft & Floral Supply Co. VI, Inc. ("Target 6")                Oregon              2/28

Oregon Craft & Floral Supply Co. VII, Inc. ("Target 7")               Oregon              4/30

Oregon Craft & Floral Supply Co. VIII, Inc. ("Target 8")              Oregon              8/31

Oregon Craft & Floral Supply Co. IX, Inc. ("Target 9")                Oregon              8/31

Habif & Ross Enterprises, Inc. ("Target 10")                        California            4/30

Riverside Craft & Floral Supply Co., Inc. ("Target 11")             California            3/31

San Diego Craft & Floral Supply Co., Inc. ("Target 12")             California            5/31

Mission Viejo Craft & Floral, Inc. ("Target 13")                    California            6/30

H.F.C.S., Inc. ("Target 14")                                        California            1/31

San Leandro Craft & Floral Supply Co., Inc. ("Target 15")           California            4/30

Orange Craft & Floral Supply Co., Inc. ("Target 16")                California            2/28

H & H Craft & Floral Supply Co. #9, Inc. ("Target 17")              California            1/31

Party Depot Inc. ("Target 18")                                        Oregon


                                   SCHEDULE B




          NAME OF CORPORATION                   STATE OF INCORPORATION

          OCFS Acquisition Co. #1 ("Newco 1")               Oregon

          OCFS Acquisition Co. #2 ("Newco 2")               Oregon

          OCFS Acquisition Co. #3 ("Newco 3")               Oregon

          OCFS Acquisition Co. #4 ("Newco 4")               Oregon

          OCFS Acquisition Co. #5 ("Newco 5")             Washington

          OCFS Acquisition Co. #6 ("Newco 6")               Oregon

          OCFS Acquisition Co. #7 ("Newco 7")               Oregon

          OCFS Acquisition Co. #8 ("Newco 8")               Oregon

          OCFS Acquisition Co. #9 ("Newco 9")               Oregon

          OCFS Acquisition Co. #10 ("Newco 10")           California

          OCFS Acquisition Co. #11 ("Newco 11")           California

          OCFS Acquisition Co. #12 ("Newco 12")           California

          OCFS Acquisition Co. #13 ("Newco 13")           California

          OCFS Acquisition Co. #14 ("Newco 14")           California

          OCFS Acquisition Co. #15 ("Newco 15")           California

          OCFS Acquisition Co. #16 ("Newco 16")           California

          OCFS Acquisition Co. #17 ("Newco 17")           California

          OCFS Acquisition Co. #18 ("Newco 18")             Oregon

                                  EXHIBIT 2.01


                                                   SURVIVING
             TARGET                  NEWCO        CORPORATION
             ------                  -----        -----------
             Target 1                Newco 1         Target 1

             Target 2                Newco 2         Target 2

             Target 3                Newco 3         Target 3

             Target 4                Newco 4         Target 4

             Target 5                Newco 5         Target 5

             Target 6                Newco 6         Target 6

             Target 7                Newco 7         Target 7

             Target 8                Newco 8         Target 8

             Target 9                Newco 9         Target 9

             Target 10               Newco 10        Target 10

             Target 11               Newco 11        Target 11

             Target 12               Newco 12        Target 12

             Target 13               Newco 13        Target 13

             Target 14               Newco 14        Target 14

             Target 15               Newco 15        Target 15

             Target 16               Newco 16        Target 16

             Target 17               Newco 17        Target 17

             Target 18               Newco 18        Target 18